Exhibit 2.2
                                                                     -----------










                            STOCK PURCHASE AGREEMENT

                                  by and among

                        MCKESSON AUTOMATION SYSTEMS INC.,

                           PARAGON TECHNOLOGIES, INC.,

                                       and

                                 SI/BAKER, INC.




                               September 19, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                                               Page
                                                                               ----

Article 1 Sale and Transfer of shares; closing...................................1
         1.1      Shares.........................................................1
         1.2      Purchase Price.................................................1
         1.3      Closing........................................................1
         1.4      Closing Obligations............................................1

Article 2 REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................2
         2.1      Organization...................................................2
         2.2      Authority......................................................2
         2.3      Certain Proceedings............................................3
         2.4      Brokers or Finders.............................................3
         2.5      Ownership of Shares............................................3

Article 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................3
         3.1      Organization...................................................3
         3.2      Capital Structure..............................................3
         3.3      Obligations With Respect to Capital Stock......................4
         3.4      Equity Investments.............................................4
         3.5      Authority......................................................4
         3.6      Financial Statements...........................................4
         3.7      Absence of Certain Changes.....................................5
         3.8      Properties and Environmental Matters...........................7
         3.9      Receivables....................................................8
         3.10     Taxes..........................................................8
         3.11     Increases in Compensation......................................9
         3.12     Compliance with Law............................................9
         3.13     Litigation.....................................................9
         3.14     Contracts......................................................9
         3.15     No Default....................................................10
         3.16     Proprietary Rights............................................11
         3.17     Insurance.....................................................13
         3.18     Bank Accounts.................................................13
         3.19     Brokers or Finders............................................14
         3.20     Certain Advances..............................................14
         3.21     Related Parties...............................................14
         3.22     Employees and Union Activities................................14
         3.23     Employee Benefit Plans........................................14
         3.24     Employees.....................................................15
         3.25     Underlying Documents..........................................16
         3.26     Full Disclosure...............................................16

Article 4 REPRESENTATIONS AND WARRANTIES OF BUYER...............................17
         4.1      Organization..................................................17

                                     - i -



         4.2      Authority.....................................................17
         4.3      Certain Proceedings...........................................17
         4.4      Brokers or Finders............................................17

Article 5 ADDITIONAL AGREEMENTS.................................................18
         5.1      Access to Information.........................................18
         5.2      Legal Conditions to the Purchase and Sale.....................18
         5.3      Communications................................................18
         5.4      Update to Disclosures.........................................18
         5.5      Good Faith....................................................18
         5.6      Investment Agreement Transfer Provisions; Termination.........18
         5.7      Covenant Not to Compete; Related Covenants....................19
         5.8      Royalty Payments Due to Seller................................20
         5.9      Corporate Guaranties..........................................20
         5.10     Closing Financial Statements..................................20

Article 6 CONDITIONS PRECEDENT..................................................21
         6.1      Conditions to Obligations of Seller...........................21
         6.2      Conditions to Obligations of Buyer............................21

Article 7 Survival; INDEMNIFICATION.............................................22
         7.1      Survival......................................................22
         7.2      Indemnification by Seller and Buyer...........................23
         7.3      Indemnification Period........................................25
         7.4      Indemnification Claims........................................25
         7.5      Resolution of Conflicts.......................................26
         7.6      Exclusive Remedy..............................................26

Article 8 TERMINATION, AMENDMENT AND WAIVER.....................................26
         8.1      Termination...................................................26
         8.2      Effect of Termination.........................................27
         8.3      Amendment.....................................................27
         8.4      Extension; Waiver.............................................27

Article 9 GENERAL 27
         9.1      Expenses......................................................27
         9.2      Further Assurances............................................27
         9.3      Assignment....................................................27
         9.4      Specific Performance..........................................27
         9.5      Notices.......................................................28
         9.6      Headings......................................................29
         9.7      Counterparts..................................................29
         9.8      Binding Nature................................................29
         9.9      Merger of Documents...........................................29
         9.10     Incorporation of Exhibits and the Disclosure Schedule.........29
         9.11     Governing Law.................................................29
         9.12     Entire Agreement..............................................29

                            STOCK PURCHASE AGREEMENT
                            ------------------------

       THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 19, 2003, by and among McKesson Automation Systems Inc. (f/k/a Automated Prescription Systems, Inc.), a Louisiana corporation ("Buyer"), Paragon Technologies, Inc., a Delaware corporation (f/k/a SI Handling Systems, Inc., a Pennsylvania corporation) ("Seller"), and SI/BAKER, INC., a Delaware corporation (the "Company").

        WHEREAS, Seller owns 100 shares of common stock, par value $1.00 per share ("Company Common Stock"), of the Company, which constitutes 50% of the issued and outstanding shares of capital stock of the Company (the "Shares");

         WHEREAS, Buyer owns 100 shares of Company Common Stock, which constitutes the remaining 50% of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, Buyer and Seller are parties to an Investment Agreement, dated as of January 27, 1993, as amended (the "Investment Agreement"), with respect to the Company; and

         WHEREAS, Seller desires to sell, and Buyer desires to buy, the Shares, after which Buyer will own all of the issued and outstanding shares of Company Common Stock;

         NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1

                      SALE AND TRANSFER OF SHARES; CLOSING
                      ------------------------------------

        1.1     Shares. Subject to the terms and conditions of this Agreement,
                ------
at the Closing (as hereinafter defined), Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares (the "Purchase and Sale").

        1.2     Purchase Price.  The purchase price (the "Purchase Price") for
                --------------
the Shares will be $5,600,000.


        1.3 Closing. The Purchase and Sale (the "Closing") provided for in this Agreement shall take place at the offices of Buyer at One Post Street, San Francisco, California 94104, at 10:00 A.M. on September 19, 2003, or at such other time and place as the parties hereto shall mutually agree. The time and date of the Closing is referred to herein as the "Closing Date."

        1.4     Closing Obligations.  At the Closing:
                -------------------

            (a) Seller will deliver to Buyer:

                (i) a certificate or certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer; and

                (ii) the certificates described in Sections 6.2(a) and (b) of this Agreement;

            (b) Buyer will deliver to Seller:

                (i) the Purchase Price by wire transfer to accounts specified by Seller; and

                (ii) the certificates described in Sections 6.1(a) and (b) of this Agreement;

            (c) The Company will deliver to Buyer:

                (i) the certificate described in Sections 6.2(c) and (d) of this Agreement.


                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         Except as otherwise set forth in written information (the "Disclosure Schedule") attached hereto, Seller represents and warrants to Buyer (each such representation and warranty being a material inducement to the execution of this Agreement by Buyer) as follows:

        2.1     Organization. Seller is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        2.2     Authority. Seller has all requisite corporate power and
                ---------
authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not or will not, and the consummation of the transactions contemplated hereby will not, (a) result in the creation or imposition of any lien on any asset of Seller or (b) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the articles of incorporation or bylaws of Seller or (ii) any agreement or instrument, permit, franchise, license, judgment or order, applicable to Seller or its properties or assets, where such occurrence would, individually or in the aggregate, prevent, delay, make illegal or otherwise interfere with the consummation of the Purchase and Sale.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

        2.3     Certain Proceedings. There is no action, arbitration, audit,
                -------------------
hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) that is pending, or, to the knowledge of Seller, has been threatened, against Seller and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated by this Agreement.

        2.4     Brokers or Finders. Seller has not dealt with any broker or
                ------------------
finder in connection with the transactions contemplated by this Agreement. Seller has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.5     Ownership of Shares. Seller is, and will be on the Closing Date,
                -------------------
the record and beneficial owner and holder of the Shares, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (other than any such encumbrance in favor of Buyer under the Investment Agreement).

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         Except as otherwise set forth in the Disclosure Schedule attached hereto, the Company represents and warrants to Buyer (each such representation and warranty being a material inducement to the execution of this Agreement by Buyer) as follows:

        3.1     Organization. The Company is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and in good standing in the states set forth in Section 3.1 of the Disclosure Schedule and is not required to be qualified as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on the Company and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has heretofore delivered to Buyer true and complete copies of the Company's certificate of incorporation, as amended, and bylaws as currently in effect.

        3.2     Capital Structure. On the date hereof, the authorized capital
                -----------------
stock of the Company consists of 1,000 shares of Company Common Stock, of which 200 shares are issued and outstanding, and no preferred stock. Section 3.2 of the Disclosure Schedule sets forth a true and complete list of holders of Company Common Stock showing the number of shares held by each such stockholder.

        All of the outstanding Company Common Stock has been issued in compliance with applicable federal and state securities laws. All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation, as amended, or bylaws or any agreement to which the Company is a party or is bound.

        3.3     Obligations With Respect to Capital Stock. There are no options,
                -----------------------------------------
warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        3.4     Equity Investments. The Company does not own any equity
                ------------------
interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

        3.5     Authority. The Company has all requisite corporate power and
                ---------
authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not or will not, and the consummation of the transactions contemplated hereby will not, (a) result in the creation or imposition of any lien on any asset of the Company or (b) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the certificate of incorporation or bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its properties or assets, where such occurrence would, individually or in the aggregate, have a material adverse effect on the Company or prevent, delay, make illegal or otherwise interfere with the consummation of the Purchase and Sale. Section 3.5 of the Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals ("Consents") of third parties applicable to the operations of the Company that are required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Company and the performance of the Company's obligations hereunder.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

        3.6     Financial Statements. Section 3.6 of the Disclosure Schedule
                --------------------
includes copies of the audited financial statements of the Company as of and for the years ended

December 31, 2002 and December 31, 2001 and copies of the Company's unaudited balance sheet as of June 30, 2003 (the "Company Balance Sheet") and the related unaudited statement of operations, changes in stockholders' equity, and cash flows for the six-month period then ended (collectively, the "Company Financial Statements"). The Company Financial Statements are complete, true and accurate in all material respects and prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as noted in the notes to the Company Financial Statements, and are in accordance with the Company's books and records, and fairly present the financial position of the Company and the results of its operations as of the date and for the periods indicated therein. The reserves reflected in the Company Financial Statements for incurred but not yet reported claims make sufficient provision for such liabilities and have been established in accordance with GAAP consistently applied. At the date of the Company Balance Sheet (the "Company Balance Sheet Date") and as of the Closing Date, the Company had and will have no liabilities or obligations, either secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Company Balance Sheet and which, under GAAP, would not have been required to be reflected on the Company Balance Sheet and except for liabilities incurred in the ordinary course of business since the Company Balance Sheet Date which are usual and normal in amount in relation to the Company's past experience.

        3.7     Absence of Certain Changes. Since the Company Balance Sheet
                --------------------------
Date, except as disclosed in Section 3.7 of the Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

            (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or could be expected to have a material adverse effect on the condition, business, net worth, assets, properties or operations of the Company.

            (b) The Company has not issued, nor authorized for issuance, nor entered into any commitment to issue, any equity security, bond, note or other security of the Company. (c) The Company has not incurred additional debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of $50,000 for any single occurrence.

            (d) The Company has not paid any obligation or liability, nor discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of $50,000 for any single occurrence.

            (e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company, except as approved by the Company's Board of Directors.

            (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

            (g) The Company has not mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business and in any event not in excess of $15,000 for any single item or $50,000 in the aggregate.

            (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such assets and property, in the ordinary and usual course of business, and in each case, with respect to all such assets or property (other than systems or parts), for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $15,000 for any single item or $50,000 in the aggregate.

            (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity. The Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $15,000 for any single item or $50,000 in the aggregate.

            (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

            (k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.16), except for the licensing of Company software or technology in the ordinary and usual course of business.

            (l) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing, except as approved by the Company's Board of Directors.

            (m) The Company has not effected or agreed to effect any change in its directors, officers or key employees.

            (n) The Company has not effected or committed itself to effect any amendment or modification in its certificate of incorporation, as amended, or bylaws.

            (o) To the knowledge of the Company, no statute has been enacted nor has any rule or regulation been adopted by any state whose laws apply to the business of the Company or any federal agency or authority which could have an adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of the Company which has not yet been reflected in the operating results of the Company.

        3.8     Properties and Environmental Matters.
                ------------------------------------

            (a) The Company does not own and has never owned any real property. The Company Balance Sheet reflects all of the real and personal property used by the Company in its business or otherwise held by the Company, except for (i) property acquired or disposed of in the ordinary and usual course of the business of the Company since the Company Balance Sheet Date, and (ii) real and personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the Company Balance Sheet or on Schedule 3.8 of the Disclosure Schedule, the Company has good and marketable title to all assets and properties listed on the Company Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. All of the fixed assets and properties reflected on the Company Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by the Company.

            (b) The Company is, and at all times has been, in compliance with all local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. "Hazardous Substances" shall mean any pollutant, contaminant, material, substance or waste regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

            (c) To the knowledge of the Company, there are no Hazardous Substances in, under or on the soil, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by the Company. The Company has not disposed of any Hazardous Substances on or about such property; and the Company has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

            (d) There have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or, to the knowledge of the Company, threatened alleging violation by the Company of any local, state or federal laws respecting land use, pollution or protection of the environment including, without limitation, laws regulating the use, storage, transportation or disposal of Hazardous Substances; and the Company has not received any notice of any investigation, claim or proceeding against the Company by any individual or governmental entity relating to Hazardous Substances and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon the Company.

            (e) Section 3.8(e) of the Disclosure Schedule sets forth a complete list of all real property leased by the Company or under option to purchase by the Company. All such property leased by the Company is held under valid, subsisting and enforceable leases and, to the knowledge of the Company, neither the real property leased by the Company nor the operations of the Company thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions.

            (f) Section 3.8(f) of the Disclosure Schedule contains a complete list of all permits, consents and approvals which the Company is required to have under local, state or federal laws respecting land use, pollution or protection of the environment for the construction of their facilities and the operation of its businesses. The Company has obtained each and every one of such permits, consents and approvals and is, and at all times have been, in compliance with each and every one of the terms and conditions thereof. Further, all of the listed permits, consents and approvals are in full force and effect, none have been modified, and there is no proceeding pending which may result in the reversal, rescission, termination, modification or suspension of any such permit, consent or approval.

            (g) The Company has kept all records and made all filings required by all applicable local, state and federal laws relating to land use, pollution and protection of the environment with respect to all exposures, emissions, discharges and releases into the environment and the proper use, storage, transportation and disposal of all Hazardous Substances.

        3.9     Receivables. All of the accounts receivable of the Company shown
                -----------
on the Company Balance Sheet or reflected on the accounting records of the Company as of the Closing Date represent valid and legally enforceable obligations arising in the ordinary and usual course of business and are collectible net of an appropriate offset for bad debt in an amount consistent with the Company's past experience.

        3.10    Taxes. The Company has duly filed with the appropriate United
                -----
States, state, local and foreign governmental agencies all tax returns and reports required to be filed with respect to tax periods ending through the Closing Date (subject to permitted extensions applicable to such filings), which returns are accurate and complete in all material respects, and have paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority. (All such items are collectively referred to herein as "Taxes"). The Company Balance Sheet fully accrues or reserves all current and deferred Taxes. The Company is not a party to any pending action or proceeding for the assessment or collection of Taxes, nor, to the knowledge of the Company, is any such action or proceeding threatened by any governmental authority. Since the Company Balance Sheet Date, no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. The Company is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated, combined or unitary return with any entity.

        3.11    Increases in Compensation. Except as set forth in Section 3.11
                -------------------------
of the Disclosure Schedule, since the Company Balance Sheet Date, the Company has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on the Company Balance Sheet Date, subject to wage increases of less than four percent (4%) paid or payable to employees other than officers and directors, nor has the Company effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement, except as approved by the Company's Board of Directors.

        3.12    Compliance with Law. All licenses, franchises, permits,
                -------------------
clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the business of the Company the absence of which would have a material adverse effect on the operations of the Company ("Permits") are in full force and effect and the Company is not in violation of any Permit. The business of the Company has been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        3.13    Litigation. There is no claim, dispute, action, proceeding,
                ----------
notice, order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and, to the knowledge of the Company, none have been threatened. There are no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have an adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company in default with respect to any notice, order, writ, injunction or decree.

        3.14    Contracts.
                ---------

            (a) Section 3.14(a) of the Disclosure Schedule sets forth a complete list of each executory contract and agreement (copies of which have been provided to Buyer) in the following categories to which the Company is a party, or by which it is bound in any respect, (i) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $25,000 in any twelve (12) month period; (ii) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (iii) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (iv) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (v) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (vi) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of the Company; (vii) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (viii) contracts or agreements with any director, officer, employee, consultant or stockholder; (ix) powers of attorney or similar authorizations granted by the Company to third parties; (x) licenses, sublicenses, royalty agreements and other contracts or agreements to which the Company is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights as defined below; and (xi) other material contracts.

            (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company has not entered into any contract or agreement containing covenants limiting its right to compete in any business or with any person (other than the Investment Agreement). As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

        3.15    No Default.
                ----------

            (a) Each of the contracts, agreements or other instruments referred to in Section 3.14 of this Agreement and Section 3.14 of the Disclosure Schedule is a legal, binding and enforceable obligation by or against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). No party with whom the Company has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which default or breach would materially adversely affect the benefits to be received by the Company thereunder.

            (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, the Company has performed, or is now performing, the obligations of, and the Company is not in default (or would by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement, commitment, understanding or arrangement (written or oral) binding upon it or its assets or properties, which default would materially adversely affect the benefits to be received by the Company thereunder. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of the Company, nor has the Company received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        3.16    Proprietary Rights.
                ------------------

            (a) Section 3.16(a) of the Disclosure Schedule sets forth a complete and accurate list of all patents, patent applications, and all material trademarks, trade names, service marks, logos, and all material registrations for copyrights owned by the Company or in which it has any rights or licenses, and all applications therefor. Such list specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefor or registration thereof and (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application numbers. Schedule 3.16(a) of the Disclosure Schedule shall also set forth all material licenses, sublicenses and similar agreements, except for standard end-user object code internal-use software license agreements for technology that has not been incorporated into the Company's products, to which the Company is a party or pursuant to which any other party is authorized by the Company to use, exercise or receive any benefit from any Proprietary Rights.

            (b) The Company owns or possesses valid and enforceable licenses or other rights to use all computer software and hardware, source code, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, logos, trade dress, copyrights, inventions, business and marketing plans, industrial property rights, copyrights, trademarks, trade names, logos and service marks and all goodwill associated therewith, including applications therefor, and all technical information, customer lists, management information systems, drawings, designs, processes and quality control data and all similar materials recording or evidencing proprietary expertise or information, or other rights with respect thereto used or currently proposed to be used consistent with the Company's current business plan in the business of the Company (collectively referred to as "Proprietary Rights"), and the same are sufficient to conduct the Company's business as it has been and is now being conducted or as it is currently proposed to be conducted consistent with the Company's current business plan. "Company Proprietary Rights" shall mean all Proprietary Rights which the Company owns or has the exclusive right to use. Except as set forth in Section 3.16(b) of the Disclosure Schedule, the Company is the sole and exclusive owner or licensee of all right, title, and interest in and to each of the Company Proprietary Rights (except for, in the case of Company Proprietary Rights licensed to the Company, any right, title and interest reserved by the licensor), free and clear of all liens, security interests, charges, encumbrances (except for licenses granted to third parties in the ordinary course of business), equities, and other adverse claims, and has the right to use, sell, license, sublicense, assign and dispose, in each case without payment to a third party, all of the Company Proprietary Rights and the products, processes and materials covered thereby. Except as set forth in
Section 3.16(b) of the Disclosure Schedule, there is no contract pursuant to which any person or entity has any right (whether or not currently exercisable) to use, license, distribute, transfer or otherwise exploit or otherwise dispose of any Company Proprietary Right (except for, in the case of Company Proprietary Rights licensed to the Company, any right, title and interest reserved by the licensor).

            (c) Except as set forth on Schedule 3.16(c) of the Disclosure Schedule, the operations of the Company as currently and formerly conducted and as planned to be conducted consistent with the Company's business plan do not
(i)  conflict  with
or infringe, and no person or entity has asserted to the Company that such operations or past operations conflict with or infringe, any proprietary rights, owned, possessed or used by any third party, (ii) violate any term or provision of any license or contract concerning the proprietary rights of any third party,
(iii) violate the individual rights of any third party (including, but not limited to, privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any laws or regulations. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights, and, to the knowledge of the Company, none has been threatened against the Company. The Company Proprietary Rights are free of any unresolved ownership disputes with respect to any third party and, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of such Company Proprietary Rights by any third party, including any employee or former employee of the Company, nor is there any breach of any license, sublicense or other agreement authorizing another party to use Proprietary Rights provided by Company to such party. The Company has not entered into any agreement (i) granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Proprietary Rights. Section 3.16(c) of the Disclosure Schedule contains a complete and accurate list of all contracts, licenses and agreements pursuant to which Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability on behalf of its customers or licensees, or provide any right of rescission, for any infringement claims that do not relate to proprietary rights owned by the Company.

            (d) Section 3.16(d) of the Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which the Company is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. The Company has the exclusive right to file, prosecute and maintain any such applications for patents or trademarks and the patents and registrations that issue therefrom. Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company has registered the copyright with the U.S. Copyright Office and its equivalent in any relevant foreign jurisdiction for the latest version of the Company Proprietary Rights that constitutes or includes a copyrightable work.

            (e) All patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by the Company are valid and enforceable, are currently in compliance with formal legal requirements and are not subject to any maintenance or renewal fees or taxes or actions falling due within ninety (90) days after the Closing Date. Section 3.16(e) of the Disclosure Schedule contains a complete and accurate list of all material actions that must be taken by the Company within one hundred eighty
(180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes, or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Proprietary Rights.

            (f) All disclosures of the Company's trade secrets to third parties have been pursuant to non-disclosure agreements pursuant to which the confidentiality and use of such information has been protected. The Company has taken reasonable measures and precautions to maintain the secrecy and confidentiality of the Proprietary Rights used or currently proposed to be used consistent with the Company's current business plan in the conduct of its business, the value of which to the Company is contingent upon maintenance of the confidentiality thereof.

            (g) The Company has secured valid and binding written assignments from all persons who, in any capacity (including current and former consultants, independent contractors, directors, officers and employees) contributed to the creation or development of the Company Proprietary Rights of all right, title and interest to such contributions that the Company does not already own by operation of law. No current or former employee, officer, director, shareholder, consultant or independent contractor of or to the Company has any right, claim or interest in or with respect to any Company Proprietary Right created by or on behalf of the Company. To the extent required in order to protect the Company's ownership rights in and to such Company Proprietary Rights in accordance with applicable laws and regulations, the Company has recorded each assignment of
Company Proprietary Rights with the relevant governmental or regulatory authority, including the United States Patent and Trademark Office, the United States Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

            (h) No employee, consultant or contractor of the Company is in violation of any term of any employment contract, proprietary information agreement, inventions agreement, non-competition agreement, consulting agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer. No employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged to anyone other than the Company or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

        3.17    Insurance. Section 3.17 of the Disclosure Schedule sets forth a
                ---------
complete list of all policies of insurance to which the Company is a party or is a beneficiary or named insured. The Company has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. For the period since January 1, 2002, except as set forth in Section 3.17 of the Disclosure Schedule, there were no claims in excess of $5,000 asserted under any of the insurance policies of the Company, including without limitation, the motor vehicle, general liability, professional liability, products liability, and worker's compensation insurance policies of the Company.

        3.18    Bank Accounts. The Company has furnished to Buyer and
                -------------
subsequently will furnish at the Closing a true and correct list setting forth the names and addresses of all banks, other institutions and state governmental departments at which the Company has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of the Company. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal, except for certain amounts held as term deposits with maturities of no more than thirty (30) days.

        3.19    Brokers or Finders. The Company has not dealt with any broker or
                ------------------
finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.20    Certain Advances. There are no receivables of the Company owing
                ----------------
from directors, officers, employees, consultants or stockholders of the Company (other than Buyer), or owing by any affiliate of any director or officer of the Company, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $5,000 for any one individual.

        3.21    Related Parties. Except as set forth in Section 3.21 of the
                ---------------
Disclosure Schedule, no officer or director of the Company, or any affiliate of any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which competes, or potentially will compete, directly or indirectly, with the Company, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company may be bound. For purposes of this Section 3.21, there shall be disregarded any interest which arose solely from a product supply or service arrangement in the ordinary course of the Company's business or the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

        3.22    Employees and Union Activities. The Company has complied with
                ------------------------------
all applicable state and federal laws related to employment. None of the employees of the Company are represented by any union or are parties to any collective bargaining arrangement, and no attempts are being made to organize or unionize any of the employees of the Company.

        3.23    Employee Benefit Plans.
                ----------------------

            (a) Section 3.23 of the Disclosure Schedule sets forth each "employee benefit plan," as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other plans, agreements, or arrangements involving direct or indirect compensation (excluding workers' compensation, unemployment compensation and similar government-mandated programs) currently or previously maintained, contributed to or entered into by the Company for the benefit of any employee or former employee of the Company under which the Company has any present or future obligation or liability (collectively, the "Employee Plans"). Copies of all Employee Plans (and, if applicable, related trust agreements), and all amendments thereto and material written interpretations thereof have been provided to Buyer. The Company has no Employee Plan which, individually or collectively, constitute(s) (i) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or (ii) a "multiemployer plan," as defined in
Section 3(37) of ERISA.

            (b) No other entity ("ERISA Affiliate") that is a member of a "controlled group of corporations" with or under "common control" with the Company, as defined in Section

414(b) or 414(c) of the Code, currently or previously maintained, contributed or entered into an employee benefit plan, as defined in Section 3(3) of ERISA.

            (c) Each Employee Plan that is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date of this Agreement.

            (d) The Company has furnished to Buyer copies or descriptions of each severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits that (i) is not an Employee Plan,
(ii) is entered into, maintained or contributed to, as the case may be, by the Company and (iii) covers any employee or former employee of the Company or any ERISA Affiliate of the Company. Such contracts, plans and arrangements as are described in this Section are herein referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial and material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangements.

            (e) Except for continued "COBRA" health coverage required pursuant to Code Section 4980B, the Company is not a party to any Employee Plan, Benefit Arrangement or other agreement, contract, arrangement or policy, written or unwritten, that requires the Company to provide, at any cost to the Company, any health or life insurance coverage to any former employee of the Company.

            (f) The Company is not a party to any contract, instrument, agreement or arrangement with a "disqualified individual" (as defined in Section 280G(c) of the Code) that could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) or subject any such disqualified individual to the excise tax imposed under Section 4999 of the Code.

            (g) Each Employee Plan and Benefit Arrangement complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, (iii) any applicable provisions of the Code, including Section 4980B thereof, and (iv) any other applicable law. (h) There is no pending or, to the knowledge of the Company, threatened litigation relating to any Employee Plan or Benefit Arrangement. All contributions due under each Employee Plan or Benefit Arrangement have been paid or accrued on the books of the Company.

        3.24    Employees. Section 3.24 of the Disclosure Schedule sets forth
                ---------
the following information for each employee, officer or director of the Company, including, without limitation, each employee on leave of absence or layoff status: name; job title; date of hire;

current compensation paid or payable and showing any change in compensation since December 31, 2002; and vacation accrued at December 31, 2002 and service credited for purposes of vesting and eligibility to participate under the Employee Plans. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, noncompetition or proprietary rights agreement between such employee or director and any other entity or person ("Proprietary Rights Agreement") which in any way adversely affected, affects or will affect (i) the performance of his duties as an employee or director of the Company or (ii) the ability of the Company to conduct its business. Except as disclosed in Section
3.24 of the Disclosure Schedule, no director, officer or other key employee of the Company has indicated to the Company that he or she terminate his or her employment with the Company. At Buyer's request, the Company, at Company's expense, shall (and prior to the Closing Date shall cause the Company to) use its best efforts in order that Buyer may enjoy to the extent permitted by law the Company's record rating and benefits under the workers' compensation laws and unemployment compensation laws of the states and countries in which there is coverage of employees of the Company, any of whom may be employees of the Company after the Closing Date.

        Section 3.24 of the Disclosure Schedule sets forth the following for each retired employee or director (or their dependents or beneficiaries) of the Company receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

        3.25    Underlying Documents. Copies of any underlying documents listed
                --------------------
or described as having been disclosed to Buyer pursuant to this Agreement and furnished to Buyer are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to Buyer. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions taken by the directors and stockholders of the Company.

        3.26    Full Disclosure. Any information furnished by or on behalf of
                ---------------
the Company to Buyer in writing pursuant to this Agreement (including without limitation all information and financial data pertaining to the Company) and any information contained in the Disclosure Schedule referred to in this Agreement, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller (each such representation and warranty being a material inducement to the execution of this Agreement by Seller) as follows:

        4.1     Organization. Buyer is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the State of Louisiana. The Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        4.2     Authority. Buyer has all requisite corporate power and authority
                ---------
to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) result in the creation or imposition of any lien on any asset of Buyer or (b) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the articles of incorporation or bylaws of Buyer or (ii) any agreement or instrument, permit, franchise, license, judgment or order, applicable to Buyer or its properties or assets, where such occurrence would, individually or in the aggregate, prevent, delay, make illegal or otherwise interfere with the consummation of the Purchase and Sale.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

        4.3     Certain Proceedings. There is no action, arbitration, audit,
                -------------------
hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) that is pending, or, to the knowledge of Buyer, has been threatened against, Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated by this Agreement.

        4.4     Brokers or Finders. Buyer has not dealt with any broker or
                ------------------
finder in connection with the transactions contemplated by this Agreement. Buyer has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS
                              ---------------------

        5.1     Access to Information. The Company shall afford to Buyer and
                ---------------------
shall cause its independent accountants to afford to Buyer and Buyer's accountants, counsel and other representatives, reasonable access during normal business hours to the Company's properties, books, contracts, commitments and records, and to Buyer's independent accountants, reasonable access to the audit work papers and other records of the Company's accountants. The Company shall use commercially reasonable efforts to furnish promptly to Buyer a copy of all information concerning the business, properties and personnel of the Company as Buyer may request.

        5.2     Legal Conditions to the Purchase and Sale. Each party will take
                -----------------------------------------
all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Purchase and Sale and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any subsidiary of such other party in connection with the Purchase and Sale. Each party will take all commercially reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its subsidiaries (or by the other party) in connection with the Purchase and Sale or the taking of any action contemplated thereby or by this Agreement.

        5.3     Communications. Neither Seller nor Buyer will furnish any
                --------------
communication to its stockholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld, and subject to each party's compliance with applicable law or stock exchange requirements.

        5.4     Update to Disclosures. Without limiting Buyer's right to rely
                ---------------------
on the representations and warranties as of the date of this Agreement, the Company and Seller shall provide Buyer with updates to the disclosures provided or made available to Buyer as to facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Articles 2 and 3 true and correct as of the date of this Agreement.

        5.5     Good Faith. Each party shall act in good faith in an attempt to
                ----------
cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all commercially reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.

        5.6     Investment Agreement Transfer Provisions; Termination. This
                -----------------------------------------------------
Agreement shall be deemed to be the written consent of each of Buyer and Seller to the Purchase and Sale for purposes of Section 3.A of the Investment Agreement and Buyer and Seller acknowledge that the provisions of Sections 3.B and 3.C of the Investment Agreement are inapplicable to the

Purchase and Sale. Effective as of the Closing, the parties hereby agree that the Investment Agreement has been terminated in all respects.

        5.7     Covenant Not to Compete; Related Covenants.
                ------------------------------------------

            (a) In furtherance of Section 5 of the Investment Agreement, Seller hereby agrees and acknowledges that during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Seller shall not, directly or indirectly:

                (i) engage in the manufacture, use or sale of integrated prescription fulfillment systems;

                (ii) provide any person or entity with any information with respect to purchasers of Seller's products or any expertise, consulting or other advice or assistance with respect to integrating Seller's products with a business, or otherwise developing products or services, that would compete with the Company in the business described in clause (i) above;

                (iii) own any interest in, manage, operate, control, invest in, lend money to, acquire or hold any interest in or participate in any person, corporation, partnership, joint venture, association or other entity or enterprise that owns or operates any enterprise engaged in the business described in clause (i) above;

                (iv) request or advise any customers of the Company to cancel any contracts, or curtail their dealings, with the Company or engage in any trade disparagement with respect to Buyer, the Company or any of their respective affiliates;

                (v) refer any customers of Seller to, or otherwise endorse, either publicly or privately, any competitor of the Company with respect to the business described in clause (i) above; nor

                (vi) solicit for employment or hire any employee of the Company.

         For purposes of this Section 5.7, "integrated prescription fulfillment systems" means facilities, systems or systems upgrades that are installed or proposed to be installed or are designed for, or intended to be used for, mail order, specialty distribution or any other prescription fulfillment system or production process that involves the application to a container (such as a bottle or vial), automatically or manually, where the container has been automatically processed by such system or process and Buyer's drug dispensing products or similar products could be utilized, of a patient-specific prescription label.

            (b) The Company hereby agrees and acknowledges that during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Company shall not, directly or indirectly:

                (i) request or advise any customers of Seller to cancel any contracts, or curtail their dealings, with Seller or engage in any trade disparagement with respect to Seller or any of its affiliates; nor

                (ii)  solicit for employment or hire any employee of Seller.

            (c) Buyer hereby agrees and acknowledges that during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Buyer shall not, directly or indirectly:

                (i) request or advise any customers of Seller to cancel any contracts, or curtail their dealings, with Seller or engage in any trade disparagement with respect to Seller or any of its affiliates; nor

                (ii)  solicit for employment or hire any employee of Seller.

        5.8     Royalty Payments Due to Seller. Buyer acknowledges that Seller
                ------------------------------
shall be entitled to receive all accrued royalty payments for the marketing and sales efforts on behalf of the Company as contemplated by Section 4 of the Amendment to Investment Agreement, dated as of January 27, 1993, by and between Buyer and Seller (the "Amendment"), for the period ending immediately prior to the Closing (or such earlier date as, for ease of calculation, is mutually agreed between Buyer and Seller). In accordance with Section 6 of the Amendment, such payments, if any, shall be made within ninety (90) days after the end of the fiscal quarter in which the Closing Date falls with final adjustments, if any, to be made after a year-end audit is completed. As soon as practicable following such fiscal quarter, and in any event within thirty (30) days following such fiscal quarter, Buyer shall cause the Company to prepare and deliver to Seller unaudited financial statements related to such royalty payments, if any. Such financial statements shall be prepared in accordance with GAAP consistent with past practices.

        5.9     Corporate Guaranties. Buyer shall use its commercially
                --------------------
reasonable efforts to provide for Seller's full and permanent release from its obligations as a guarantor of the Company's indebtedness for borrowed money to Wachovia Bank (f/k/a First Union National Bank). To the extent Seller has not been released from such obligations on or prior to the Closing Date, Buyer agrees to defend and indemnify Seller against, and hold it harmless on an after-Tax basis from, any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity which Seller may suffer or incur by reason of the failure to procure the release of such guarantee.

        5.10    Closing Financial Statements. Within no more than thirty (30)
                ----------------------------
days following the Closing Date, Buyer shall cause the Company to prepare and deliver to Seller a balance sheet of the Company as of the Closing Date and statements of income and cash flows for the period commencing on January 1, 2003 and ending on the Closing Date, which financial statements shall be complete, true and accurate in all material respects and prepared in accordance with GAAP consistent with past practices.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT
                              --------------------

        6.1     Conditions to Obligations of Seller. The obligations of the
                -----------------------------------
Seller (but no other party to this Agreement) to effect the Purchase and Sale shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived in writing by Seller:

            (a) Representations and Warranties. The representations and
                ------------------------------
warranties of Buyer set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, and Seller shall have received a certificate signed by an executive officer of Buyer to such effect.

            (b) Performance of Obligations of Buyer. Buyer shall have performed
                -----------------------------------
all obligations required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate signed by an executive officer of Buyer to such effect.

            (c) Government Approvals. All authorizations, consents, orders or
                --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

            (d) No Proceeding or Litigation. No order actually restraining,
                ---------------------------
preventing or changing this Agreement or the transactions contemplated hereby shall have been entered by any court or governmental or regulatory authority.

            (e) Consents. Company shall have received the Consents identified in
                --------
Section 3.5 of the Disclosure Schedule and all other consents, authorizations and approvals necessary in connection with the consummation of the transactions contemplated by this Agreement or to enable the Company to continue to carry on the business of the Company as presently conducted, and no such consent, authorization or approval shall have been revoked.

        6.2     Conditions to Obligations of Buyer. The obligations of Buyer
                ----------------------------------
(but no other party to this Agreement) to effect the Purchase and Sale are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Buyer:

            (a) Representations and Warranties of Seller. The representations
                ----------------------------------------
and warranties of Seller set forth in Article 2 of this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, and Buyer shall have received a certificate signed by an executive officer of Seller to such effect.

            (b) Performance of Obligations of Seller. Seller shall have
                ------------------------------------
performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by an executive officer of Seller to such effect.

            (c) Representations and Warranties of the Company. The
                ---------------------------------------------
representations and warranties of the Company set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

            (d) Performance of Obligations of the Company. The Company shall
                -----------------------------------------
have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

            (e) No Adverse Change. Since the date of this Agreement there shall
                -----------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or could be expected to have a material adverse effect on the financial condition, business, or operations of the Company.

            (f) Employment Agreement. The Company and Michael L. Jordan shall
                --------------------
have entered into the employment  agreement  attached hereto as Exhibit A, which
                                                                ---------
agreement shall be effective immediately following the Closing.

            (g) Master Purchase Agreement. Seller and the Company shall have
                -------------------------
entered into the Master Purchase Agreement attached hereto as Exhibit B.
                                                              ---------

            (h) License Agreement. Seller, Buyer and the Company shall have
                -----------------
entered into the License Agreement attached hereto as Exhibit C.
                                                      ---------

            (i) No Proceeding or Litigation. No order actually restraining,
                ---------------------------
preventing or changing this Agreement or the transactions contemplated hereby shall have been entered by any court or governmental or regulatory authorities.

            (j) Government Approvals. All authorizations, consents, orders or
                --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

            (k) Consents. Company shall have received the Consents identified in
                --------
Section 3.5 of the Disclosure Schedule and all other consents, authorizations and approvals necessary in connection with the consummation of the transactions contemplated by this Agreement or to enable the Company to continue to carry on the business of the Company as presently conducted, and no such consent, authorization or approval shall have been revoked.

                                   ARTICLE 7

                            SURVIVAL; INDEMNIFICATION
                            -------------------------

        7.1     Survival. All representations and warranties contained in
                --------
Articles 2, 3 and 4, and all representations and warranties contained in certificates delivered pursuant to this Agreement will survive the Closing for a period of twelve (12) months; provided, however, that the representations and
                               ------------------
warranties set forth in Sections 2.1 through 2.5, Section 3.10 and Sections 4.1 through 4.4 (and such representations and warranties contained in certificates delivered pursuant to this Agreement relating thereto) shall survive the Closing until the expiration of the relevant statutes of limitation (including any extensions thereof). All covenants and other agreements of the parties shall survive the Closing until they terminate by their terms.

        7.2     Indemnification by Seller and Buyer.
                -----------------------------------

            (a) Seller, subject to the limitations set forth in Sections 7.2(d) and 7.2(e) hereof, agrees to defend and indemnify Buyer, and its affiliates, directors, officers, stockholders, employees, agents, successors and assigns (collectively, "Buyer's Indemnified Persons"), against and hold each of them harmless on an after-Tax basis from:

                (i) any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity which any of Buyer's Indemnified Persons may suffer or incur by reason of the inaccuracy or breach of any of the representations and warranties of Seller contained in this Agreement or any document, certificate or agreement delivered pursuant hereto; and

                (ii) fifty percent (50%) of any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity which any of Buyer's Indemnified Persons may suffer or incur by reason of the inaccuracy or breach of any of the representations and warranties of the Company contained in this Agreement or any document, certificate or agreement delivered pursuant hereto (without giving effect to any materiality qualifications in order for such condition, event or state of fact to cause such representation or warranty to be inaccurate); provided, however, that Seller shall not be obligated to indemnify any Buyer's Indemnified Persons in connection with any inaccuracy or breach of any representation or warranty of the Company if, at the time of such inaccuracy or breach, (A) any officer of Buyer had actual knowledge of all material facts that formed the basis for such inaccuracy or breach and (B) such officer had a full understanding and appreciation of the existence and magnitude of the Seller Indemnifiable Damages (as defined below) arising from or related to such inaccuracy or breach. In the event that Seller asserts that it is not obligated to indemnify Buyer on the basis of the foregoing proviso, Seller shall have the burden of demonstrating that Buyer possessed actual knowledge as set forth in clauses (A) and (B) hereof. Notwithstanding anything to the contrary set forth herein, in the event
(1) the representations and warranties of the Company contained in the second sentence of Section 3.6 are inaccurate due to the existence of liabilities described therein which are not usual and normal in amount in relation to the Company's past experience and which are not listed on the Disclosure Schedule or
(2) the representations and warranties of the Company contained in Section 3.7(c), Section 3.7(d), or Section 3.7(i) are inaccurate due to the existence of events described therein which exceed the dollar limits set forth therein and which are not listed on the Disclosure Schedule, Seller's indemnification obligation under this Section 7.2(a)(ii) arising as a result of or resulting from such inaccuracy or breach shall be determined by offsetting the fair market value of any benefit received by the Company by reason of the events giving rise to such inaccuracy or breach against the fair market value of any adverse effect that may be suffered or incurred by reason of such inaccuracy or breach.

         Such amounts described in subsections (i) and (ii) above being hereinafter referred to as "Seller Indemnifiable Damages."

            (b) Buyer, subject to the limitations set forth in Sections 7.2(d) and 7.2(e) hereof, agrees to defend and indemnify Seller, and its affiliates, directors, officers, stockholders, employees, agents, successors and assigns (collectively, "Seller's Indemnified Persons" and, together with Buyer's Indemnified Persons, "Indemnified Persons"), against and hold each of them harmless on an after-Tax basis from any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity which any of Seller's Indemnified Persons may suffer or incur by reason of the inaccuracy or breach of any of the representations and warranties of Buyer contained in this Agreement or any document, certificate or agreement delivered pursuant hereto; provided, however, that Buyer shall not be obligated to indemnify any Seller's Indemnified Persons in connection with any inaccuracy or breach of any representation or warranty of Buyer if, at the time of such inaccuracy or breach, (A) any officer of Seller had actual knowledge of all material facts that formed the basis for such inaccuracy or breach and (B) such officer had a full understanding and appreciation of the existence and magnitude of the Buyer Indemnifiable Damages (as defined below) arising from or related to such inaccuracy or breach. In the event that Buyer asserts that it is not obligated to indemnify Seller on the basis of the foregoing proviso, Buyer shall have the burden of demonstrating that Seller possessed actual knowledge as set forth in clauses (A) and (B) hereof. Such amounts described in this subsection
(b) are hereinafter referred to as "Buyer Indemnifiable Damages" and, together with the Seller Indemnifiable Damages, as "Indemnifiable Damages."

            (c) Seller and Buyer (the "Indemnifying Parties") waive any right to require the other to (i) proceed against any person or entity, (ii) proceed against or exhaust any collateral or security or any part thereof or (iii) pursue any other remedy in its power, and waive any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person.

            (d) The indemnity referred to in Sections 7.2(a) and 7.2(b) shall only apply to Indemnifiable Damages claimed by Indemnified Persons prior to the expiration of the Indemnification Period defined below under Section 7.3. No Buyer's Indemnified Person may seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such persons in the aggregate are greater than $200,000 (the "Damage Threshold"), in which case such indemnity shall apply to the full amount of Indemnifiable Damages in excess of the Damage Threshold, which excess amount shall be allocated among and payable to the Buyer's Indemnified Persons in proportion to their pro rata share of all Seller Indemnifiable Damages. No Seller's Indemnified Person may seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such persons in the aggregate are greater than the Damage Threshold, in which case such indemnity shall apply to the full amount of Indemnifiable Damages in excess of the Damage Threshold, which excess amount shall be allocated among and payable to the Seller's Indemnified Persons in proportion to their pro rata share of all Buyer Indemnifiable Damages. No Indemnified Persons shall be entitled to indemnification under Sections 7.2(a) or 7.2(b) to the extent that such Indemnified Persons have actually received insurance proceeds with respect to the Indemnifiable Damages incurred by them pursuant to insurance policies owned by the Company; provided that the foregoing shall not apply to insurance proceeds ("Excess Proceeds") received under insurance policies owned by the Company after the Closing Date to the extent that the scope of coverage (including policy limits) is greater than under the Company's insurance policies listed on Schedule 3.17 of the Disclosure Schedule. In the event that the Indemnified Persons receive insurance proceeds (other than Excess Proceeds) with respect to Indemnifiable Damages for which such Indemnified Persons have received money damages hereunder, such Indemnified Persons shall remit such proceeds to the Indemnifying Party that paid such money damages. Buyer agrees that Seller shall be entitled to cause the Company (or to the extent another entity has succeeded to the interest of the Company, such other entity) to purchase additional insurance if Seller reimburses the Company or such other entity for the cost of such insurance.

            (e) An Indemnifying Party's aggregate liability under Sections 7.2(a) and 7.2(b) hereof shall not exceed an amount equal to $1,320,000; provided that if the Indemnifying Party's indemnity obligation arises from any
--------
fraud by such Indemnifying Party, the indemnification obligation of such Indemnifying Party under Sections 7.2(a) and 7.2(b) hereof shall not be limited in amount.

        7.3     Indemnification Period. The indemnification period shall last
                ----------------------
until the twelve (12) month anniversary of the Closing Date (the "Indemnification Period"); provided, however, that, with respect to the
                              --------
representations  and warranties  set forth in Sections 2.1 through 2.5,  Section
3.10 and Sections 4.1 through 4.4 (and such representations and warranties contained in certificates delivered pursuant to this Agreement relating thereto), the Indemnification Period shall last until the expiration of the relevant statutes of limitation (including any extensions thereof).

        7.4     Indemnification Claims. Upon receipt by an Indemnifying Party
                ----------------------
on or before the last day of the Indemnification Period of a certificate signed by any officer of the Indemnifying Party (an "Officer's Certificate"): (a) stating that the Indemnified Person has paid or accrued Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and (b) specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Indemnifying Party shall, subject to the provisions of Section 7.5 hereof, deliver to the Indemnified Person, as promptly as practicable, the amount of money sufficient to indemnify the Indemnified Person against such Indemnifiable Damages. Failure to promptly make an Indemnification Claim shall not relieve the Indemnifying Party from the obligation to indemnify the Indemnified Person except to the extent that the Indemnifying Party suffers actual and material prejudice as a result of such failure. In the event the Indemnification Claim involves a claim brought against the Indemnified Person by a third party (a "Third Party Claim"), (a) the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim, with its counsel and at its sole cost and expense and (b) the Indemnified Person shall not settle or compromise such Third Party Claim or consent to the entry of any judgment applicable to such Third Party Claim without the prior written consent of the Indemnifying Party.

        7.5     Resolution of Conflicts.
                -----------------------

            (a) If an Indemnifying Party shall object in writing to the indemnity of any Indemnified Persons in respect of any claim or claims made in any Officer's Certificate, Seller and Buyer shall attempt in good faith to resolve any disputes promptly by negotiation between executives of Buyer and executives of Seller who, if possible, shall be at a higher management level than the individuals with direct responsibility for administration of this Agreement (the "Negotiators"). Any party may give the other parties written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the others a written response. The notice and response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the Negotiators and of any other person who will accompany them. Within thirty (30) days after delivery of the disputing party's notice, the Negotiators shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the others will be honored.

            (b) If the matter has not been resolved by these persons within sixty (60) days of the disputing party's notice, or if the parties fail to meet within thirty (30) days, any party may pursue other remedies in accordance with the provisions set forth below. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations.

            (c) Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating hereto.

            (d) For the avoidance of doubt, the limitations on liabilities set forth in this Article 7 shall only apply to those obligations specifically set forth in this Agreement and shall in no way be interpreted to limit any liability of Seller or Buyer arising from or related to such party's obligations under other agreements, including, without limitation, the Master Purchase Agreement, the License Agreement or any other past or future commercial agreement between the Company or Buyer, on the one hand, and the Seller, on the other hand.

        7.6     Exclusive Remedy. From and after the Closing Date, the
                ----------------
indemnification provisions in this Article 7 shall be the exclusive remedy of the parties with respect to breaches of representations and warranties in this Agreement, except for actions grounded in fraud, with respect to which the remedies and limitations set forth in this Agreement shall not apply or in any manner limit the scope or availability of any remedy at law or equity. For the avoidance of doubt, the representations and warranties by the Company in Article 3 of this Agreement are for the sole benefit of the Indemnified Persons, and no Indemnified Persons shall have recourse against the Company or any other person for breaches of those representations and warranties.

                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

        8.1     Termination.  This Agreement may be terminated at any time by
                -----------
mutual written consent of Seller and Buyer.

        8.2     Effect of Termination. In the event of termination of this
                ---------------------
Agreement by either Seller or Buyer as provided in Section 8.1, written notice shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party hereto. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party to this Agreement, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

        8.3     Amendment. This Agreement may be amended by the parties hereto,
                ---------
at any time by an instrument in writing signed on behalf of each of the parties hereto.

        8.4     Extension; Waiver. Buyer or Seller, by such corporate action as
                -----------------
shall be appropriate, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to Buyer or Seller contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9

                                     GENERAL
                                     -------

        9.1     Expenses.  Each of the Buyer, Seller and the Company shall pay
                --------
its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated.

        9.2     Further Assurances. From time to time (whether at or after the
                ------------------
Closing Date), at the request of Buyer and without further consideration, and at their own expense, the Company and Seller will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate the transactions contemplated hereby.

        9.3     Assignment. This Agreement and all the provisions hereof shall
                ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

        9.4     Specific Performance. Each party's obligation under this
                --------------------
Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate and expressly waive any requirement in an action for specific performance for the posting of a bond by the adverse party or parties.

        9.5     Notices. Any notice, request, instruction or other document to
                -------
be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

         To Buyer:

         McKesson Automation Systems Inc.
         700 Waterfront Drive
         Pittsburgh, PA  15222
         Telecopy No.:  (412) 209-1528
         Attention:   Michael D. Morneault, Vice President

         with a copy to:

         McKesson Corporation
         One Post Street
         San Francisco, CA  94104
         Telecopy No.:  (415) 983-7654
         Attention:   General Counsel

         To Seller:

         Paragon Technologies, Inc.
         600 Kuebler Road
         P.O. Box 70 Easton, PA 18044-0070 Telecopy No.: (610) 252-3102
         Attention:   William R. Johnson, Chief Executive Officer

         with a copy to:

         Pepper Hamilton LLP
         400 Berwyn Park
         899 Cassatt Road
         Berwyn, PA  19312
         Telecopy No.:  (610) 640-7835
         Attention:   Cuyler H. Walker, Esq.

         To the Company:

         SI/BAKER, INC.
         744 Roble Road
         Allentown, PA  18109
         Telecopy No.:  (610) 231-8700
         Attention:   Hans P. Kneller

         with a copy to Buyer and

         McKesson Corporation
         One Post Street
         San Francisco, CA  94104
         Telecopy No.:  (415) 983-7654
         Attention:  General Counsel

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

        9.6     Headings. The headings of the several sections of this Agreement
                --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        9.7     Counterparts. This Agreement may be executed in counterparts,
                ------------
and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        9.8     Binding Nature. This Agreement shall be binding upon and inure
                --------------
to the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

        9.9     Merger of Documents. This Agreement and all agreements and
                -------------------
documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

        9.10    Incorporation of Exhibits and the Disclosure Schedule. AlL
                -----------------------------------------------------
Exhibits and the Disclosure Schedule attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        9.11    Governing Law.  This Agreement shall be governed by and
                -------------
construed under the laws of the State of Delaware (irrespective of its choice of law principles).

        9.12    Entire Agreement. This Agreement (including the Exhibits hereto)
                ----------------
embody the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements, understandings and communications relating to such subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter hereof which are not expressly set forth herein or therein, and neither party has been induced to enter into this Agreement except by the agreements expressly contained herein and therein.

              [the remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, Buyer, Seller and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first above written.

                                     MCKESSON AUTOMATION SYSTEMS INC.



                                     /s/ Mark Sakaniwa
                                     -------------------------------------------
                                     Mark Sakaniwa, President



                                     PARAGON TECHNOLOGIES, INC.



                                     /s/ William R. Johnson
                                     -------------------------------------------
                                     William R. Johnson, Chief Executive Officer



                                     SI/BAKER, INC.



                                     /s/ Michael L. Jordan
                                     -------------------------------------------
                                     Michael L. Jordan, President

                                    EXHIBIT A
                                    ---------

                          Form of Employment Agreement
                          ----------------------------

  This exhibit is not filed herewith pursuant to Item 601(b)(2) of Regulation
   S-K. A copy of the omitted exhibit will be furnished supplementally to the
               Securities and Exchange Commission upon request.

                                    EXHIBIT B
                                    ---------


                            MASTER PURCHASE AGREEMENT

                                     between

                                 SI/BAKER, INC.

                                       and

                           PARAGON TECHNOLOGIES, INC.

                                TABLE OF CONTENTS


       SECTIONS         TITLE

       1.               DEFINITIONS
       2.               WARRANTIES OF OWNERSHIP
       3.               GRANT OF RIGHTS FROM PARAGON TO SI/BAKER
       4.               SUPPLY COMMITMENT
       5.               EXCLUSIVITY
       6.               ORDERING AND DELIVERY
       7.               PRICE, PAYMENT AND RISK OF LOSS
       8.               WARRANTY
       9.               TECHNICAL SUPPORT
       10.              INDEMNITY
       11.              TERMINATION
       12.              LIMITATION OF LIABILITIES AND DISCLAIMER OF WARRANTIES
       13.              CONFIDENTIAL INFORMATION AND INFORMATION EXCHANGES
       14.              INTELLECTUAL PROPERTY MATTERS
       16.              INDEMNIFICATION & INSURANCE
       16.              LEGAL AND REGULATORY COMPLIANCE
       17.              AUDIT
       18.              FORCE MAJEURE
       19.              GENERAL


       APPENDICES TITLE

       A                PRODUCTS
       B                SPECIFICATIONS
       C                SUPPORT

                            MASTER PURCHASE AGREEMENT

This Master Purchase Agreement ("Agreement") entered into this 19th day of September, 2003 ("Effective Date"), by and between SI/BAKER, INC., ("SI/BAKER"); and PARAGON TECHNOLOGIES, INC. ("PARAGON").

       WHEREAS, PARAGON manufactures and/or supplies certain products, and provides certain associated services;

       WHEREAS, SI/BAKER wishes to obtain such products, and associated services, in order to provide such products to its customers;

       NOW, THEREFORE, in consideration of the mutual promises of the parties, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree to the following terms:

1.      DEFINITIONS
        -----------

        "Acceptance" shall mean that SI/BAKER, or the applicable SI/BAKER Customer, has provided acceptance of the Products or the Products are in five (5) contiguous days of commercial operation, whichever occurs first.

        "Confidential Information" shall mean all technical or business information, including without limitation all customer information, in whole or in part, that is marked or designated as confidential or proprietary at the time of disclosure by one party to the other, or is disclosed in circumstances of confidence, or that would be understood by SI/BAKER and PARAGON, exercising reasonable business judgment, to be confidential.

        "Costs" shall mean the following direct costs incurred by PARAGON with respect to the production and supply of Products and as such costs are used in determining PARAGON's gross margin: (i) internal labor charges at a burdened labor rate reflecting salaries of the departments charging time to a project and an amount determined by management to be an appropriate representation of benefits and labor costs associated with the management of direct labor employees, which labor charges may include charges for project management, engineering services related to design changes and implementation of a system, custom software engineering required to meet customer specific performance needs, installation services as necessary, provided that, for the avoidance of doubt, such costs shall not include costs associated with PARAGON's information technology (except to the extent directly associated with the department of PARAGON charging time in respect of a project hereunder), payroll processing, human resources management and executive salaries; (ii) reasonable travel, lodging, meals & entertainment expenses directly related to installation and implementation of the Products; (iii) subcontracted services performed either on a fixed cost or time and materials basis related to engineering, design, manufacture and installation of the Products; (iv) materials purchased and incorporated into the Products, including components and subsystems such as conveyor systems, computer equipment, furniture and motors; (iv) spare parts purchased and provided for use on an as needed basis; and (v) a reasonable cost reserve estimated for potential warranty related expenses, with such reserve not to exceed two percent (2%) of the selling price.

        "Delivery Date" shall mean the date when the Product shall be delivered to the Delivery Location.

        "Delivery Location" shall mean the Product destination location(s) so designated on the Purchase Order(s), usually an SI/BAKER Customer site.

        "Integrated Prescription Fulfillment System" means facilities, systems or systems upgrades that are installed or proposed to be installed or are designed for, or intended to be used for, central fill, mail order, specialty distribution or any other prescription fulfillment system or production process that involves the application to a container (such as a bottle or vial), automatically or manually, where the container has been automatically processed by such system or process and McKesson Automation Systems Inc.'s drug dispensing products or similar products could be utilized, of a patient-specific prescription label.

        "Maximum Delivery Period" shall mean, with respect to delivery of a particular Product, a period of six (6) months commencing on the date that the Purchase Order is accepted by PARAGON for such Product.

        "New" when applied to a Product, components, or part, shall mean that the Product has never been placed in operational service by a customer of either party for such items, or used by PARAGON for ongoing operation.

        "Renewal Period" shall mean a period of twelve (12) months.

        "Purchase Order" shall mean either the "hard copy" document or electronic transmission used by SI/BAKER to order a Product, and any Services, under this Agreement.

        "Product" shall mean, collectively and/or individually, the products described in Appendix A, and all associated documentation.

        "Services" shall mean the services to be provided by PARAGON to SI/BAKER as detailed in any Purchase Order(s).

        "SI/BAKER Customer" shall mean any purchaser or prospective purchaser of an Integrated Prescription Fulfillment System for which PARAGON's Products and/or Services may be required and/or utilized.

        "Specifications" shall mean those documents and specifications provided by SI/BAKER in association with a Purchase Order for Products, or as otherwise agreed to in writing by the parties.

        "Term" shall mean the three (3) year period beginning on the Effective Date and each successive Renewal Period.

        "Territory" shall mean the United States, its territories and possessions as of August 22, 1989 and Canada.

        "Warranty Period" shall mean:

                (a) with respect to Products which require installation services, a period of twelve (12) months commencing upon date of Acceptance.

                (b)   with respect to all other  Products,  a period of twelve
                      (12) months from shipment by PARAGON to SI/BAKER or the SI/BAKER Customer.

2.      WARRANTIES OF OWNERSHIP
        -----------------------

2.1 PARAGON warrants that it has developed, is the owner of and/or it possesses all rights necessary to sell the Products to SI/BAKER pursuant to the terms of this Agreement.

2.2    PARAGON warrants that title to all Products shipped to SI/BAKER or drop shipped directly to SI/BAKER Customers pursuant to this Agreement shall pass to SI/BAKER or an SI/BAKER Customer, as the case may be, free and clear of any liens, charges, encumbrances, restrictions or rights created in, by or against the Products or against PARAGON upon receipt of payment in full by PARAGON, except any patent or proprietary rights of PARAGON and/or one or more of PARAGON's third party suppliers.

2.3 PARAGON represents that it is unaware of any trade secret misappropriation or patent or copyright infringement, or claims thereof, with respect to the Product(s) or arising out of the sale of the Product to SI/BAKER for use in the Territory.

3.      GRANT OF RIGHTS FROM PARAGON TO SI/BAKER
        ----------------------------------------

3.1 Subject to the terms and conditions set forth herein, and at the prices and fees set forth herein and during the Term and any Renewal Period of this Agreement, PARAGON shall:

        (a) sell and provide, and SI/BAKER shall have the right to purchase and obtain, the Products from PARAGON; and

        (b) provide, and SI/BAKER shall have the right to obtain, the software support services set forth in Appendix C.

3.2 SI/BAKER shall have the right to market, promote, and distribute the Products to SI/BAKER Customers.

3.3 Some of the Products may be or contain third party software, hardware and/or equipment. Except where additional identification or terms are explicitly specified by PARAGON with respect to this third party software, hardware and/or equipment and agreed to in writing by SI/BAKER, the terms and conditions of this Agreement shall apply.

4.      SUPPLY COMMITMENT
        ----------------

4.1 During the Term, SI/BAKER must purchase all of its requirements of Products from PARAGON unless: (i) an SI/BAKER Customer has specified, in a written request for performance to SI/BAKER, a Product other than a Product manufactured by or on behalf of PARAGON or (ii) an SI/BAKER Customer has requested in writing certain products, configuration, functional or delivery requirements that PARAGON cannot provide. Notwithstanding anything to the contrary in this Agreement, in the event that PARAGON materially breaches its obligations under Sections 2, 3, 4.2, 5, 6.5, 7, 8.1 (last sentence), 8.3, 9, 10, 11, 13, 15, 16, 17 or 19.7, and only with respect to Sections 2, 3, 4.2, 6.5, 7, 8, 9, 11, 15, 16 or 17, fails to cure such breach within forty-five (45) days from the date SI/BAKER gives PARAGON written notice of such breach, the above purchase requirement in this Section 4.1 shall no longer apply to SI/BAKER as of the date of such material breach or PARAGON's failure to timely cure in the case of breach of Sections 2, 3, 4.2, 6.5, 7, 8, 9, 11, 15, 16 or 17, and such obligation shall not apply to SI/BAKER for the remainder of the Term. Notwithstanding anything to the contrary in this Agreement, in the event that PARAGON does not agree in writing to be bound to the payment of any penalty provisions as submitted in writing by a customer to SI/BAKER, then SI/BAKER shall not be bound by the restrictions in this Section 4.1 solely with respect to the applicable project.

4.2 PARAGON shall fulfill all Purchase Orders in accordance with the provisions of this Agreement and within the Maximum Delivery Period. PARAGON shall not have the right to reject Purchase Orders complying with the terms of this Agreement, except that PARAGON may reject a Purchase Order if: (a) the Specifications for the Products are beyond PARAGON's capability; (b) the Product will be installed outside the Territory; or (c) the Purchase Order has a required Delivery Date that is less than the Maximum Delivery Period and PARAGON has not already accepted such Purchase Order with a stated Delivery Date that is less than the Maximum Delivery Date.

4.3 The Term of this Agreement shall be for three (3) years and renewed annually for successive Renewal Periods in the event that the parties mutually agree in writing to extend the term of the Agreement for such Renewal Period. SI/BAKER and PARAGON shall have the rights and obligations in this Agreement during any applicable Renewal Period, including, without limitation, SI/BAKER's right to purchase at the prices to be calculated per the terms and conditions of this Agreement.

5.      EXCLUSIVITY
        -----------

5.1 PARAGON hereby agrees and acknowledges that commencing on the Effective Date and during the Term, PARAGON shall not, directly or indirectly, sell or otherwise provide any Products or other automated dispensing equipment to any person or entity (i) whose primary line of business is competitive with SI/BAKER in the field of Integrated Prescription Fulfillment Systems or (ii) with respect to whom PARAGON knows or should know, based on PARAGON's review of the specifications and layout and a duty of reasonable inquiry under the circumstances, of such person's or entity's intent to use the Product or other automated dispensing equipment as part of an Integrated Prescription Fulfillment System. In the event that PARAGON learns that a person or entity that has purchased or otherwise acquired a Product or other automated dispensing equipment directly or indirectly from or through PARAGON during the Term, other than through SI/BAKER or as otherwise permitted herein, uses such as part of an Integrated Prescription Fulfillment System, thereafter such person or entity shall be deemed to be a person or entity described in, and subject to, the restrictions set forth in clause (i) above in this Section 5.1. Notwithstanding anything in this Section 5.1 to the contrary:

        (a) PARAGON shall not be in violation of Section 5.1, clauses (i) or (ii) above, if PARAGON seeks to sell or sells a Product to persons or entities engaged in the business of providing Integrated Prescription Fulfillment Systems, or to customers or potential customers of SI/BAKER, if SI/BAKER has received a written request, but declined, to supply the Products to such customers or potential customers, provided that the foregoing exception shall apply only (y) to the specific project in respect of which SI/BAKER declined to supply the Product and (z) with respect to clause (i) above subject to SI/BAKER's written approval of such sale to such person or entity, provided that SI/BAKER shall have ten (10) business days following PARAGON's written notice to both the President of SI/BAKER and the President of McKesson Automated Prescription Systems of its desire to make such sale in which to give PARAGON written notice of its approval or rejection of such proposed sale, and failing such timely notice of approval or rejection SI/BAKER shall be deemed to have given its approval to such sale. Notwithstanding anything to the contrary set forth in Section 19, any notice required to be given under this Section 5.1(a) shall be deemed given when receipt is confirmed by telephone call to the office of the person to whom the notice is directed if sent by facsimile or delivered personally, on the next business day if sent by internationally recognized courier for next-day delivery, and on the second day following the postmark date if sent by prepaid registered or certified mail, return receipt requested; and

        (b)     PARAGON shall not be in violation of Section 5.1, clause
(ii) above, if PARAGON seeks to sell or sells its products to customers or potential customers of SI/BAKER where that customer or potential customer has specified, in a written request for performance to SI/BAKER, a product other than PARAGON's products and provided that such right to seek to sell or to sell with respect to such customer or potential customer shall not extend more than one (1) year from the date of such Customer request.

5.2 Notwithstanding anything to the contrary, in the event that this Agreement is terminated by SI/BAKER pursuant to Section 11.1(a), PARAGON's obligations set forth above in this Section 5 shall survive until a date that is three (3) years from the Effective Date or, in the event that the Agreement is terminated by SI/BAKER pursuant to Section 11.1(a) during a Renewal Period, the expiration date of such Renewal Period. In the event that this Agreement is terminated by PARAGON pursuant to Section 11.2 due to SI/BAKER's bankruptcy or by PARAGON pursuant to Section 11.1(c) due to SI/BAKER's material breach of its payment obligations or Sections 4, 11, 13, 17 or 19.7, PARAGON's obligations set forth above in this Section 5 shall terminate immediately.

6.      ORDERING AND DELIVERY
        ---------------------

6.1 Should the terms of any Purchase Order conflict with the terms of this Agreement, the terms of this Agreement shall govern unless the parties expressly agree in writing to the contrary. This Agreement shall continue to apply to a Purchase Order issued during the Term until all obligations herein are performed. Notwithstanding that a Purchase Order does not refer to this Agreement, any Purchase Order issued by SI/BAKER during the Term shall be deemed to have been issued pursuant to this Agreement unless the parties expressly agree to the contrary.

6.2     A Purchase Order shall set forth a description of the following:
(a) the Product, (b) prices, (c) Delivery Location, (d) the location where the invoice shall be sent for payment, (e) method of shipment and shipping agent, as applicable, (f) quantity and (g) requested Delivery Date, (h) name of SI/BAKER or SI/BAKER Customer, (i) the applicable Specification; and (j) required Delivery Date (which shall not be less than the Maximum Delivery Period unless otherwise set forth in the applicable Purchase Order accepted by the parties). Unless PARAGON advises otherwise, SI/BAKER shall submit Purchase Orders to:

           Paragon Technologies, Inc.
           600 Kuebler Road
           Easton, Pennsylvania 18040
           Attention:  Sales Department
           Phone: (610) 252-3205
           Fax: (610) 252-3102

6.3 PARAGON shall provide written price quotation and corresponding Delivery Dates ("Quote") within thirty (30) days from SI/BAKER's request for such. All Purchase Orders shall be deemed accepted by PARAGON upon written acknowledgement of acceptance by PARAGON. All accepted Purchase Orders shall be binding upon the parties, except as otherwise expressly set forth herein.

6.4 Unless SI/BAKER agrees otherwise in advance of shipment, PARAGON shall deliver complete Purchase Orders, and all Products delivered against a Purchase Order shall be New unless the parties agree expressly in writing to the contrary. SI/BAKER may reject any partial delivery. In addition, if PARAGON fails to deliver the Product by the required Delivery Date (as set forth in the acknowledged Purchase Order), then SI/BAKER may terminate the Purchase Order for the applicable Product and, subject to the applicable limitations set forth in
Section 12, obtain its cost of cover from PARAGON, along with any penalty amounts as such have been agreed upon by PARAGON in writing.

6.5 SI/BAKER may reschedule and cancel any Purchase Order(s) as so designated; provided that SI/BAKER agrees to pay all Cancellation Charges (as defined below) associated with the cancellation of a Purchase Order, and all costs and expenses directly incurred by PARAGON as a result of the rescheduling of a Purchase Order, as further set forth below in this Section 6.5.

        (a) PARAGON's "Cancellation Charge" shall mean an amount equal to the sum of: (i) the value of SI/BAKER's Purchase Order(s) being rescheduled or cancelled, to the extent such is performed to date (determined on a percentage of completion basis, including all items of overhead, selling, general and administrative expense and profit, in a manner consistent with PARAGON's publicly filed financial statements); (ii) to the extent not included in clause
(i), the value of any services, equipment or other materials that cannot be returned to PARAGON's suppliers or subcontractors at no cost; and (iii) to the extent not included in clause (i), the documented re-stocking, cancellation or termination charges incurred in terminating all orders and subcontracts with PARAGON's suppliers and subcontractors. In no event shall the Cancellation Charge due PARAGON as a result of the cancellation of a Purchase Order(s) by SI/BAKER exceed the aggregate value of the particular cancelled Purchase Order(s) less any payments previously made to PARAGON in respect of the cancelled Purchase Order(s). In the event that SI/BAKER's payments previously made to PARAGON in respect of the cancelled Purchase Order(s) exceed the Cancellation Charge due PARAGON as a result of the cancellation of a Purchase Order(s) by SI/BAKER, PARAGON shall be obligated to remit the difference to SI/BAKER.

        (b) As PARAGON's sole remedy for and SI/BAKER's sole liability for and in connection with any termination for convenience, SI/BAKER shall pay the above described amounts within thirty (30) days after receipt of PARAGON's invoice. Upon payment in full of such invoice, PARAGON shall ship the equipment covered by the terminated Purchase Order (in what ever stage of completion) to SI/BAKER.

        (c) In the event of a rescheduling, SI/BAKER shall reimburse PARAGON for all costs and expense it incurs in effecting such rescheduling such as storage charges and shipping charges.

        (d) PARAGON shall use commercially reasonable efforts to minimize the Cancellation Charge and fees associated with rescheduling of Purchase Orders, including without limitation, returning materials to its suppliers and subcontractors, canceling materials on order and by adhering to SI/BAKER's written notification to stop work.

        (f) For the avoidance of doubt, the terms and conditions of this
Section 6.5 shall not apply to SI/BAKER's exercise of its rights under Sections 11.1(a) or 11.1(b), and SI/BAKER's exercise of its rights under Section 11.1(a) or 11.1(b) shall not result in any of the amounts described above being owed by SI/BAKER.

7.      PRICE, PAYMENT AND RISK OF LOSS
        -------------------------------

7.1 The prices to be calculated under this Agreement are: (a) in U.S. dollars, (b) exclusive of any applicable excise and sales taxes now existing or hereinafter imposed by any applicable taxing authority, and (c) exclusive of transportation charges and duty applicable to ship the Product to the Delivery Location. Such taxes, transportation charges and duty for which SI/BAKER is liable shall be separately stated on the invoice. PARAGON agrees not to assess any applicable excise or sales tax where SI/BAKER furnishes PARAGON a tax exemption certificate, a certificate of authority, a direct pay permit and/or any equivalent acceptable to the applicable taxing authority. If SI/BAKER is required by law to withhold any tax with respect to a payment to PARAGON, SI/BAKER will (i) withhold the appropriate amount from the payment, (ii) pay the withheld amount to the applicable authority, as required by law, and (iii) furnish to PARAGON certified copies of tax receipts and any other documentation reasonably requested by PARAGON as proof of SI/BAKER's payment of the withholding tax. On each invoice submitted to SI/BAKER, PARAGON shall reference the number of the Purchase Order(s) issued for the Product covered by such invoice. Payment shall be as set forth in Section 7.3 below.

7.2 Notwithstanding anything in this Agreement to the contrary, the prices for the Products shall be set at no greater than the Cost incurred by PARAGON with a fifty three and eight tenths percent (53.8%) mark-up. PARAGON agrees that the fee for annual maintenance services as set forth in Appendix C shall in no event exceed fifteen thousand dollars ($15,000) per year for all Products set forth in a Purchase Order; provided that if a Purchase Order includes Products to be installed at more than one location, the limitation on the fee of fifteen thousand dollars ($15,000) per year shall be applied separately to each location.

7.3 Unless otherwise provided in the Purchase Order, PARAGON may submit invoices for payment to SI/BAKER:

        (a)     for Products:

                (i) thirty percent (30%) upon placement and acceptance of the Purchase Order;

                (ii)    three equal installments of twenty percent
                        (20%) each based on project-specific milestones; and

                (iii)   ten percent (10%) upon Acceptance.

        (b) for time and material contracts relating to engineering services for less than 14 days of work will be invoiced upon completion at fifteen (15%) percent lower than PARAGON's then-current market based pricing for such services.

        (c) for time and material contracts relating to engineering services for greater than 14 days of work will be invoiced every 14 days at fifteen (15%) percent lower than PARAGON's then-current market based pricing, as such pricing is generally applicable to PARAGON's customer base, for such services.

        (d) for the services set forth in Appendix C and any other annual technical or maintenance plans: ninety
                (90) days prior to the anniversary date of such annual technical support or maintenance plans, for the following year.

7.4 The commercial terms shall be FCA (Incoterms 2000) PARAGON's facility or source of supply unless SI/BAKER and PARAGON agree otherwise in writing; provided that for the avoidance of doubt, SI/BAKER shall have the right to inspect goods prior to shipment.

7.5 SI/BAKER shall have the right to withhold payment of amounts disputed in good faith, without PARAGON's assertion of non-payment and/or a payment default.

8.      PRODUCT WARRANTY
        ----------------

8.1 During the Warranty Period, PARAGON warrants that the Products shall be free from defects in material and workmanship, and shall perform in accordance with the Specifications and be painted according to PARAGON colors and painting methods, and conform to OSHA and the electrical codes of NEC, NEMA and JIC. If during the Warranty Period, PARAGON is notified of a defect in the Products that is due to a breach of such warranty, PARAGON shall, at PARAGON's option and as SI/BAKER's sole and exclusive remedy, correct, modify, repair or replace the Products at PARAGON's expense. All corrections, modifications, repairs or replacements due to material defects in the Products shall be carried out within thirty-five (35) days from the date PARAGON receives notice of such defect.

8.2 All Products corrected, modified, repaired or replaced in accordance with Section 8.1 shall, from the date of receipt of the repaired Products at SI/BAKER's designated delivery location, be re-warranted for the remainder of the original Warranty Period, provided that in the event that PARAGON is in process of resolving a defect in the Products during the Warranty Period, PARAGON shall continue such efforts with respect to such Products regardless of any expiration of the Warranty Period. All claims must be made during the Warranty Period.

8.3 If any defect notified in accordance with Section 8.1 is not remedied within the period specified, SI/BAKER may, without prejudice to its other rights and remedies herein, in respect of PARAGON's failure to remedy such defect, (i) proceed to do the work at PARAGON's risk and expense, whether by itself or through the use of a third party (with SI/BAKER to invoice, and PARAGON to pay, all reasonable costs associated therewith), and/or (ii) return the Product for a refund of all amounts paid for such Product.

8.4 PARAGON's obligations under this Section 8 shall not apply to (i) Products or components thereof such as fuses and bulbs that are normally consumed in operation, or have a normal life inherently shorter than the Warranty Period; (ii) defects that are the result of improper storage, installation, use, modification, maintenance or repair by SI/BAKER or its customer or the end user (including, without limitation, operation of the Products outside the environmental parameters defined in the Specifications); or
(iii) Products or components thereof that due to no fault of PARAGON have been subjected to misuse or have been involved in an accident, fire, explosion, or Act of God.

9.      TECHNICAL SUPPORT
        -----------------

9.1 PARAGON shall provide technical support in respect of a particular Product during the Warranty Period for such Product at no cost to SI/BAKER and/or SI/BAKER's Customer pursuant to the provisions of Appendix C.

9.2 SI/BAKER may elect, for its own or an SI/BAKER Customer's behalf, at least ninety (90) days prior to the expiration of the Warranty Period, to purchase technical support as defined in Appendix C. PARAGON will invoice annually ninety (90) in advance for this support. SI/BAKER shall pay the invoice in advance of this support period.

10.     INDEMNITY
        ---------

10.1 PARAGON will indemnify and hold harmless SI/BAKER and its parent, subsidiaries and affiliates (including their employees, officers and directors) (collectively referred to as the "Indemnified Parties") from fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities that result from (a) any third party claim, suit, action or proceeding to the extent that a Product was responsible for the injury or death of a person or damage to property, (b) an alleged infringement of third party rights in a Product ("Infringement Claim Liabilities"), or (c) PARAGON's breach of the warranties set forth in Sections 2 or 16. The fines, penalties, losses, costs, damages, injuries, claims or liabilities resulting from Section 10.1(a) through (c) will be known collectively as "Claims". PARAGON will not be responsible for indemnifying or holding harmless SI/BAKER to the extent that the Claims result from (i) the Product being designed or modified by SI/BAKER, (ii) the Product being used by SI/BAKER or SI/BAKER Customers in combination with non-PARAGON products without PARAGON's approval, (iii) if the injury or claim is a result of the use of the Products in a manner not intended or the negligence or willful misconduct of SI/BAKER, the SI/BAKER Customer, or the end-user of the Product.

10.2 At its expense PARAGON will (a) defend against or settle Claims, and (b) pay reasonable related costs and attorneys' fees. As an express condition to PARAGON's obligations under Section 10.1, PARAGON will have sole control of the settlement or defense of Claims, but the Indemnified Parties shall cooperate with and may participate in the defense or settlement at its own expense and PARAGON shall not make any settlement, admission or statement (i) of any wrongdoing or liability on the part of the Indemnified Parties, or (ii) that would require any performance obligation on the Indemnified Parties, or (iii) inhibit the Indemnified Parties from conducting business, without the prior written consent of such Indemnified Parties. Further, PARAGON shall be relieved of its obligations under Section 10.1 and 10.2 to the extent that it is prejudiced by SI/BAKER's failure to promptly notify PARAGON of the event giving rise to the Claim. SI/BAKER agrees that, in the event it chooses not to participate in the defense or settlement of a Claim or it chooses to participate but does not register an objection, it shall not dispute any judgment made by PARAGON with respect to a Claim or PARAGON's defense of such Claim, except in the event of PARAGON's gross negligence or willful misconduct.

10.3 If SI/BAKER or an SI/BAKER Customer is enjoined from using Products due to an Infringement Claim Liability caused by PARAGON, PARAGON at its expense must take commercially reasonable efforts to provide SI/BAKER with a workaround. The workaround will be PARAGON's (a) obtaining the right for SI/BAKER and its Customers to use the Product as provided under this Agreement, (b) substituting a functionally equivalent product that does not infringe, or (c) modifying the offending Product so that it no longer infringes.

11.     TERMINATION
        -----------

11.1 In the event of any material breach of this Agreement by either party, which breach shall continue for forty-five (45) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled to avail itself cumulatively of any and all remedies available at law or in equity (except to the extent that this Agreement specifies a sole and exclusive remedy) and:

        (a) if (i) the aggrieved party is SI/BAKER, and (ii) PARAGON's breach does not relate specifically to a Purchase Order or such breach is PARAGON's second breach with respect to a Purchase Order, then SI/BAKER may terminate this Agreement in its entirety and/or cancel, in whole or in part, any outstanding Purchase Order, whether or not partially fulfilled by PARAGON, with each party having their respective rights and remedies under law or equity; provided that SI/BAKER shall only be liable for work performed prior to the date of termination and amounts due and owing to PARAGON, and SI/BAKER shall not be liable for the charges set forth in Section 6.5;

         (b) if (i) the aggrieved party is SI/BAKER, (ii) PARAGON's breach relates to a specific Purchase Order, and (iii) such is PARAGON's first breach of a Purchase Order, then SI/BAKER may cancel, in whole or in part, only such breached Purchase Order, whether or not partially fulfilled by PARAGON, with each party having their respective rights and remedies under law or equity; provided that SI/BAKER shall only be liable for work performed prior to the date of termination and amounts due and owing to PARAGON, and SI/BAKER shall not be liable for the charges set forth in Section 6.5; and

         (c) if the aggrieved party is PARAGON, PARAGON may (i) terminate this Agreement in its entirety, or (ii) suspend performance under any Purchase Order without liability for so long as the breach continues uncorrected.

11.2 Either party may terminate this Agreement if the other party is or becomes a party to any bankruptcy or receivership proceeding which is uncontested by either party for thirty (30) days, or, if contested, is not dismissed or terminated within sixty (60) days, or if the other party seeks to make a compromise, arrangement or assignment for the benefit of its creditors or if a receiver or receiver-manager is appointed over any of either party's assets.

11.3 Upon any termination of this Agreement, each party, if requested, shall return to the other party all property owned by that other party, including all copies of all items that constitute the Confidential Information of the other party. PARAGON shall complete any unfilled Purchase Orders then outstanding, unless termination is due to SI/BAKER's default.

12.     LIMITATION OF LIABILITIES AND DISCLAIMER OF WARRANTIES
        ------------------------------------------------------

12.1 EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES SPECIFICALLY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT AND TITLE.

12.2 EXCEPT FOR THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTIONS 4, 5, 10, 13 AND 15, THE TOTAL LIABILITY OF EITHER PARTY FOR ALL CLAIMS OF ANY KIND FOR ANY LOSS OR DAMAGE, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT SHALL IN NO CASE EXCEED (a) ONE MILLION DOLLARS ($1,000,000) IN THE EVENT THAT SUCH BREACH RELATES TO TERMS AND CONDITIONS OF THIS AGREEMENT GENERALLY OR (b) THE AMOUNTS PAID OR PAYABLE UNDER A SPECIFIC PURCHASE ORDER IF THE PRODUCTS OR SERVICES GIVING RISE TO LIABILITY RELATE TO A SPECIFIC PURCHASE ORDER.

12.3 EXCEPT FOR THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTIONS 4, 5, 10, 13 AND 15, THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS AND REVENUES, FAILURE TO REALIZE EXPECTED SAVINGS, OR ANY OTHER COMMERCIAL OR ECONOMIC LOSSES OF ANY KIND, EVEN IF ADVISED OF THE POSSIBILITY OF THEM.

13.     CONFIDENTIAL INFORMATION & INFORMATION EXCHANGES
        ------------------------------------------------

13.1 Confidential Information shall be used exclusively by the employees of the receiving party with a need-to-know such information for the purposes of this Agreement (as well as consultants and subcontractors and other parties ("Third Party Recipients") with a need-to-know the Confidential

Information; provided that, prior to the disclosure, the Third Party Recipients have signed a confidentiality agreement on terms no less stringent than those set out herein) and such party shall not, except as previously authorized in writing by the disclosing party, publish, disclose or make use of Confidential Information unless such information was already known by the receiving party free of any obligation of confidentiality or unless and until such Confidential Information shall have ceased to be proprietary as evidenced by general public knowledge or shall have been legally acquired free of any obligation of confidentiality or shall have been independently developed by such party without reference or resort to the other party's confidential information, or as set forth in Section 13.2. This prohibition against disclosure, publication or use of Confidential Information shall not restrict either party from developing similar information in the exercise of its own technical skill, so long as such party can demonstrate that such other information was independently developed by such party without making reference to the other's Confidential Information. The obligations and rights of the parties under this Section shall survive any cancellation or termination of the Agreement.

13.2 In the event that a party that has received the Confidential Information of the other party receives a request to disclose all or any part of such Confidential Information under the terms of a subpoena or order from any governmental body or otherwise required by law, such receiving party agrees to
(i) immediately notify the other party of the existence, terms and circumstances surrounding such a request or law; (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such Confidential Information is required, furnish only that portion of the Confidential Information which, in the written opinion of counsel of such receiving party, it is legally compelled to disclose.

13.3 The parties shall not engage in any advertising, sales promotion materials, press releases or any other publicity matters use the name or any trademarks of the other party, or the names of any of the other party's organizations or any variation thereof, or language from which the connection of said names may be implied, without the other party's prior written approval.

13.4 Notwithstanding anything herein to the contrary, either party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. federal tax treatment and tax structure. For this purpose, "tax structure" is any fact that may be relevant to understanding the U.S. federal tax treatment of the transaction.

14.     INTELLECTUAL PROPERTY RIGHTS
        ----------------------------

14.1    Rights to Background Technology. Each party owns and shall continue to
        -------------------------------
own all rights in its intellectual property (including without limitation all patent, copyright, trade secret and other proprietary rights) ("Intellectual Property"), except as otherwise expressly agreed upon in writing by the parties.

14.2 Rights to Specifications. All Intellectual Property embodied in Specifications provided by SI/BAKER to PARAGON shall be solely owned by SI/BAKER.

14.3 Other Intellectual Property. The parties have addressed other Intellectual Property rights in that certain License Agreement, dated September 19, 2003, entered into by the parties herein.

15.     INDEMNIFICATION & INSURANCE
        ---------------------------

15.1 Each party shall indemnify, defend, and hold harmless the other party and its parent, subsidiaries and affiliates (including their employees, officers and directors), from any liability, claims, judgments, costs or expenses (including, without limitation, reasonable attorneys' fees) arising from any claim or allegation that may be made by a third party for bodily injury, including death, to persons or damage to property which is caused by the negligence or willful misconduct of the indemnifying party. As an express condition to each party's obligations under this Section 15.1, the indemnifying party will have sole control of the settlement or defense of claims and allegations, but the party entitled to indemnification may participate in the defense or settlement at its own expense and the indemnifying party shall not make any settlement, admission or statement (i) of any wrongdoing or liability on the part of the indemnified party, or (ii) that would require any performance obligation on the indemnified party, or (iii) inhibit the indemnified party from conducting business, without the prior written consent of such indemnified party. Further, the indemnifying party shall be relieved of its obligations under this Section with respect to a claim to the extent that the indemnifying party it is prejudiced by indemnifying party's failure to promptly notify the indemnifying party of the event giving rise to such claim.

15.2 PARAGON shall maintain during its performance under this Agreement Comprehensive General Liability Insurance, including contractual, products liability and broad form vendors' endorsement with limits of $1,000,000 in primary plus $4,000,000 in excess combined single limit per occurrence coverage for bodily injury and property damage. PARAGON shall also maintain (a) employer's liability insurance with a minimum liability limit of $500,000 plus $500,000 in excess coverage and, (b) workers' compensation, with the statutory requirement for coverage.

15.3 Such insurance shall be primary and non-contributory with respect to any insurance which SI/BAKER may have and SI/BAKER shall be named as an additional insured on such policies for which additional insured coverage is available. Prior to the commencement of the Term, PARAGON shall furnish to SI/BAKER a certificate of insurance evidencing that such insurance is in effect. The certificate shall also state that SI/BAKER shall be notified by PARAGON's insurance carrier(s) within thirty (30) days of any cancellation or material change to the foregoing insurance. PARAGON shall in such event furnish a new certificate in the event of cancellation or expiration of any insurance evidencing that replacement coverage is in effect.

16.     LEGAL AND REGULATORY COMPLIANCE
        -------------------------------

        PARAGON warrants that all Products provided under this Agreement shall conform to all applicable laws, governmental orders and regulations.

17.     AUDIT
        -----

        Each party shall, during the term of this Agreement and for a period of two (2) years after any termination or expiration hereof, maintain complete and accurate books and records relating to its fulfillment of its obligations under this Agreement (including without limitation PARAGON's obligation to set its fees in accordance with Section 7). During the Term of this Agreement and such two (2) year period, each party shall have the right to conduct an audit of the other party as more specifically set forth in this Section 17. PARAGON may audit SI/BAKER under this Section 17 solely with respect to SI/BAKER's fulfillment of its obligations under Section 4. SI/BAKER may audit PARAGON under this Section 17 solely with respect to PARAGON's fulfillment of its obligations under Sections 4 and 7. Each party agrees that (a) it shall not audit the other party more than once per calendar year and (b) any audit shall be conducted, upon reasonable prior notice and during normal business hours, with a reputable accounting firm (the "Accountants"), provided that the party conducting the audit shall not use the designated accountants of the party being audited. Prior to giving the Accountants access to such records, the Accountants must sign a confidentiality agreement with the audited party containing terms and conditions for the benefit of the audited party materially similar to those set forth in
Section 13 of this Agreement; provided that such agreement shall permit the Accountants to disclose to the auditing party only information concerning: (i) the method by which PARAGON determined its pricing under Section 7 for a particular Purchase Order(s), if the audited party is PARAGON, (ii) the non-compliance of the audited party with the applicable terms of this Agreement,
(iii) the name of the customer and project on which such non-compliance occurred, if relevant, and (iv) the basis for the auditor's conclusion (including without limitation the amount of any overpayment by SI/BAKER to PARAGON, if applicable). Each party shall pay the charges that it incurs in the course of the audit; provided that if any inspection reveals an overpayment by SI/BAKER to PARAGON of more than seven and a half percent (7.5%) for any particular Purchase Order, then without limiting SI/BAKER's other rights hereunder, PARAGON shall reimburse

SI/BAKER for the fees and expenses of the Accountant incurred in conducting such inspection and shall promptly refund SI/BAKER the overpaid amount.

18.     FORCE MAJEURE
        -------------

18.1 If the performance of any part of this Agreement by either party is significantly delayed or rendered impossible by reason of natural disaster, act of God, acts of war, or other event(s) beyond the control of the party whose performance is affected and which event is traditionally recognized by judicial bodies as a force majeure event (hereinafter referred to as "Force Majeure Event"), the party whose performance has been affected shall immediately give notice to the other party of the nature of the Force Majeure Event and the extent of delay expected. Upon receipt of such notice by the party whose performance is not affected, the performance of this Agreement or any affected Purchase Order by the affected party shall be suspended, but only to the extent required by the Force Majeure Event. Such suspension shall continue until the affected party is reasonably able to resume its performance under this Agreement or the Purchase Order affected by the Force Majeure Event. Any applicable schedule related to a party's performance under this Agreement directly affected by a Force Majeure Event shall be extended on a day-for-day basis to the extent of such suspension or such longer time as the Parties may agree in writing is appropriate under the circumstances.

18.2 Upon the occurrence of a Force Majeure Event the affected party shall undertake reasonable efforts to continue performance hereunder by redirecting its efforts to duties under this Agreement or parts thereof which are not affected by the Force Majeure Event and shall continue to progress to the greatest extent possible. Upon the conclusion of the Force Majeure Event the affected party shall proceed on those parts of its performance which were affected by the Force Majeure Event as soon as possible and shall use reasonable efforts to mitigate the damages in time, cost, and other losses caused by the Force Majeure Event. Each party agrees to use reasonable efforts to minimize the delays and costs associated with a Force Majeure Event, and each party agrees to assume its own costs (including costs related to delay) associated with Force Majeure Events. Notwithstanding the foregoing in this Section 18 or otherwise in this Agreement, in the event that either party suffers a Force Majeure Event for more than one hundred eighty (180) days, either party shall have the right to terminate this Agreement.

19.     GENERAL
        -------

19.1 Any notice required or permitted by this Agreement shall be in writing and shall be sent by facsimile, prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, addressed to the other party at the address specified below. Such notice shall be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

                SI/BAKER:       SI/BAKER, INC.
                                4555 Mansell Road
                                Suite 300
                                Alpharetta, GA  30022
                                Telecopy No.: (770) 521-4344
                                Attention:  Michael L. Jordan, President

                                with copies to:

                                McKesson Corporation
                                700 Waterfront Street
                                Pittsburgh, Pennsylvania 15222
                                Telecopy No.: (412) 209-3927
                                Attention:  Nicole Normansell, Counsel

                                McKesson Automated Prescription Systems
                                700 Waterfront Drive
                                Pittsburgh, PA 15222
                                Telecopy No.: (412) 209-3955
                                Attention:  Mark Sakaniwa, President



                PARAGON:        Paragon Technologies, Inc.
                                600 Kuebler Road
                                P.O. Box 70 Easton, PA 18044-0070
                                Telecopy No.: (610) 252-3102
                                Attention:  William R. Johnson,
                                            Chief Executive Officer

                                with a copy to:

                                Pepper Hamilton LLP
                                400 Berwyn Park
                                899 Cassatt Road
                                Berwyn, PA  19312
                                Telecopy No.:  (610) 640-7835
                                Attention:  Cuyler H. Walker, Esq.

19.2 Any notices must be made by prepaid, registered mail or courier, or by similar means and shall be deemed effective upon receipt.

19.3 PARAGON and SI/BAKER are independent contractors. Neither party shall be an agent, employee, joint venture, or partner of the other party, nor shall such party at any time hold itself out to be in such a relationship to the other party and shall have no authority to bind the other party to make contracts on behalf of the other party. Neither party's employees shall not be considered the employees of the other party or be entitled to any benefits such party grants its employees.

19.4 The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such and every other provision.

19.5 The validity, interpretation and performance of this Agreement, the rights and obligations arising hereunder and any purchase made hereunder shall be governed by the laws of the State of Delaware, except for its rules with respect to the conflict of laws.

19.6 Neither of the parties shall be considered to be the drafter of this Agreement, or any provision in it, for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

19.7 Neither party shall assign this Agreement, or any rights hereunder or subcontract any of its obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, and any assignment in breach of this section shall be deemed null and void.

19.8 Section headings are inserted for convenience only and shall not be used to interpret this Agreement.

19.9    The following Sections shall survive termination or expiration of this
Agreement: Section 1, 3.2 (solely with respect to SI/BAKER Customers with whom SI/BAKER has an existing contract), 5, 8, and 10 through and including 19.

19.10 If any provision of this Agreement is or becomes illegal or unenforceable in whole or in part, the remaining provisions shall nevertheless be valid and binding so long as they continue to express the original intent of the parties.

19.11 This Agreement and the Appendices to it constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, proposals, commitments, writings and communications of any nature whatsoever. This Agreement may not be modified or any right of a party waived, except by means of an amendment which expressly references this Agreement and is duly executed by each of the parties.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives.

SI/BAKER, INC.                                     PARAGON TECHNOLOGIES, INC.



By: /s/ Michael L. Jordan                          By: /s/ William R. Johnson
    ---------------------                              ----------------------
Michael L. Jordan                                      William R. Johnson
President                                              Chief Executive Officer

Date: September 19, 2003                           Date: September 19, 2003

                                   APPENDIX A

                                    PRODUCTS
                                    --------

"Products" shall mean automated picking machines designed for automated order picking of products, which are typically stackable, and include all of the following: (i) product channels (which may be single or multi-level) located on one or both sides of the belt and fixed to a frame, which frame resembles an "A" in the cross section, (ii) a conveyor running throughout the machine bringing the products to the "dumping station" at one end of the machine or depositing products directly into totes or buckets along the length of the machine, (iii) the ability to process several orders at a time and the utilization of a computer to assign a certain area on the conveyor so that the length with respect to each target depends on the size of the order, or tote, or bucket for every order so that the length of each target area depends on the size of the respective order, and (iv) one or more electrically-driven dispensers per "channel" and the ability to control speed electrically or utilize traveling dispensers that pick from several channels. Product options include (a) replenishment-assist trolleys and personnel crossovers, (b) dual, long, or specialty dispensers, (c) any combination and quantity of standard fixed frames, single-level traveling dispenser frames, or dual-level traveling dispenser frames with traditional dump station, (d) channel guides, restrictors, and plastic (magic), (e) product gathering belt, (f) control system hardware and software, and (g) tote shakers and automatic tote closers.

Products include, but are not limited to, the following items:


Fixed Frame Designs
-------------------

Fixed Frames with channels on both sides with traditional dump station
Fixed Frames with channels on one side and channels on other side with traditional dump station Fixed Frames with channels on both sides with "totes through" design Fixed Frames with channels on one side and channels on other side with "totes through" design Replenishment trolleys and crossovers as required for above Dual, Long, or Specialty Dispensers as required for above Channel guides, restrictors, and plastic (magic) as required for above Product gathering belt as required for above Control System Hardware and Software as required for above


Traveling Frame Designs
-----------------------

Single Level Traveling Dispenser Frames with traditional dump station Dual Level Traveling Dispenser Frames with traditional dump station Channel guides, restrictors, and plastic (magic) as required for above Product gathering belt as required for above Control System Hardware and Software as required for above


Combo Designs
-------------

Any combination and quantity of Standard Fixed Frames, Single Level Traveling Dispenser Frames, or Dual Level Traveling Dispenser Frames with traditional dump station Channel guides, restrictors, and plastic (magic) as required for above Product gathering belt as required for above Control System Hardware and Software as required for above

                                    EXHIBIT C
                                    ---------

                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is effective as of September 19, 2003 (the "Effective Date"), by and between SI/BAKER, INC. ("Licensee") and PARAGON TECHNOLOGIES, INC. ("Licensor").

         WHEREAS, the parties wish to formalize their agreement in writing with respect to certain intellectual property;


         WHEREAS, the parties wish this Agreement to supercede any prior written agreement with respect to the subject matter hereof; and


         NOW, THEREFORE, in consideration of the mutual promises of the parties, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree to the following terms:

1.      LICENSE GRANT

        1.1.    License to Intellectual Property. To the extent that Licensor
                --------------------------------
provided or otherwise disclosed Intellectual Property (as defined in Section 1.2) to the Licensee prior to the Effective Date, Licensor hereby grants Licensee an unrestricted, non-exclusive, irrevocable, perpetual, royalty-free, worldwide license to all such Intellectual Property that permits Licensee to use such Intellectual Property in any way Licensee determines is necessary or desirable in the operation of its business, whenever and however conducted, including, without limitation, making, using, selling, developing, offering for sale and importing any product or service. In no event, however, shall the foregoing be construed to be a license to any Intellectual Property that comprises Licensor's Products (as defined in Exhibit A) or otherwise permit Licensee to manufacture, offer for sale, sell or import Licensor's Products. Licensor hereby reserves to itself all rights in and to the Intellectual Property that comprises Licensor's Products. In no event shall the foregoing or any other provision of this Agreement be construed to grant any right to or in any trademark or trade name of any party, whether registered or unregistered.


        1.2.    Definition of Intellectual Property. For the purposes of this
                -----------------------------------
Agreement, "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, and technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefore throughout the world; (v) all mask works and any registrations and applications therefore throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.


        1.3.    Assignment of Intellectual Property. Licensor shall not assign
                -----------------------------------
the Intellectual Property, nor any of its rights therein, in whole or in part, unless such assignment is made subject to the license granted in this Agreement.

2.      OWNERSHIP

        2.1.    Ownership of Intellectual Property. Licensee acknowledges and
                ----------------------------------
agrees that all Intellectual Property licensed to Licensee under Section 1.1 as of the Effective Date is and shall remain the sole property of Licensor or its respective licensors.

        2.2.    Ownership of Jointly Developed IP and Solely Developed IP;
                ----------------------------------------------------------
License to Licensor.
-------------------

                a. Except as set forth in Section 2.2(c) below, Licensee shall be the sole and exclusive owner to all right, title and interest in and to Jointly Developed IP and Solely Developed IP (as such terms are defined in Exhibit A), including without limitation, all Intellectual Property therein. To the extent any Jointly Developed IP or Solely Developed IP does not qualify as a work-made-for-hire under the Copyright Act or if Licensor should otherwise be deemed to retain any rights to such, then Licensor does hereby expressly and irrevocably assign and transfer all rights, title, and interest, worldwide, in and to the Jointly Developed IP and Solely Developed IP, including without limitation, all patent, copyright, trade secret and other intellectual property rights therein. Licensee shall solely and exclusively own such Jointly Developed IP regardless if such intellectual property constitutes an Improvement. Licensor agrees, without demanding any further consideration, to execute all documents reasonably requested by Licensee for perfection and to effect recordation of Licensee's rights to the Jointly Developed IP and Solely Developed IP, in each case at Licensee's cost and expense.

                b. Licensee hereby grants Licensor an unrestricted, non-exclusive, irrevocable, perpetual, royalty-free, worldwide license to the Jointly Developed IP that permits Licensor to use the Jointly Developed IP in any way that Licensor determines is necessary or desirable in the operation of its business whenever and however conducted, including, without limitation, making, using, selling, developing, offering for sale and importing any product or service, but subject to the covenant not to compete set forth in Section 5.7 of the Stock Purchase Agreement dated the Effective Date by and among Licensor, Licensee and McKesson Automation Systems Inc.


                c. Licensor shall be the sole and exclusive owner to all right, title and interest in and to Technology that comprises Licensor's Products ("Licensor's IP"), including without limitation, all Intellectual Property therein. To the extent any of Licensor's IP does not qualify as a work-made-for-hire under the Copyright Act or if Licensee should otherwise be deemed to retain any rights to such, then Licensee does hereby expressly and irrevocably assign and transfer all right, title, and interest, worldwide, in and to the Licensor's IP, including without limitation, all patent, copyright, trade secret and other intellectual property rights therein. Licensor shall solely and exclusively own such Licensor's IP regardless if such intellectual property constitutes an Improvement. Licensee agrees, without demanding any further consideration, to execute all documents reasonably requested by Licensor for perfection and to effect recordation of Licensor's rights to the Licensor's IP, in each case at Licensor's cost and expense.


3.      DISCLAIMER OF WARRANTIES

EACH PARTY ACKNOWLEDGES AND AGREES THAT NEITHER PARTY NOR ANY OF THEIR RESPECTIVE SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

4.      LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY HEREUNDER EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000).


5.      MISCELLANEOUS PROVISIONS

        5.1. Any notice required or permitted by this Agreement shall be in writing and shall be sent by facsimile, prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, addressed to the other party at the address specified below. Such notice shall be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

        LICENSEE:        SI/BAKER, INC.
                         4555 Mansell Road
                         Suite 300
                         Alpharetta, GA  30022
                         Telecopy No.: (770) 521-4344
                         Attention:  Michael Jordan, President

                         with a copy to:

                         McKesson Corporation
                         700 Waterfront Street
                         Pittsburgh, Pennsylvania 15222
                         Telecopy No.:  (412) 209-3927
                         Attention:  Nicole Normansell, Counsel

         LICENSOR:       Paragon Technologies, Inc.
                         600 Kuebler Road
                         P.O. Box 70
                         Easton, PA  18044-0070
                         Telecopy No.:  (610) 252-3102
                         Attention:  William R. Johnson, Chief Executive Officer

                         with a copy to:

                         Pepper Hamilton LLP
                         400 Berwyn Park
                         899 Cassatt Road
                         Berwyn, PA  19312
                         Telecopy No.:  (610) 640-7835
                         Attention:  Cuyler H. Walker, Esq.

        5.2. Any notices must be made by prepaid, registered mail or courier, or by similar means and shall be deemed effective upon receipt.


        5.3. Licensor and Licensee are independent contractors. Neither party shall be an agent, employee, joint venture, or partner of the other party, nor shall such party at any time hold itself out to be in such a relationship to the other party and shall have no authority to bind the other party to make contracts on behalf of the other party. Neither party's employees shall not be considered the employees of the other party or be entitled to any benefits such party grants its employees.


        5.4. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such and every other provision.


        5.5. The validity, interpretation and performance of this Agreement, the rights and obligations arising hereunder and any purchase made hereunder shall be governed by the laws of the State of Delaware, except for its rules with respect to the conflict of laws.


        5.6. Neither of the parties shall be considered to be the drafter of this Agreement, or any provision in it, for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.


        5.7. Neither party shall assign this Agreement, or any rights hereunder or subcontract any of its obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.


        5.8. Section headings are inserted for convenience only and shall not be used to interpret this Agreement.


        5.9. If any provision of this Agreement is or becomes illegal or unenforceable in whole or in part, the remaining provisions shall nevertheless be valid and binding so long as they continue to express the original intent of the parties.


        5.10. This Agreement and the Appendices to it constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, proposals, commitments, writings and communications of any nature whatsoever. For the avoidance of doubt, and solely with respect to the subject matter hereof, this Agreement supercedes and replaces the applicable terms in that certain Investment Agreement, dated January 27, 1993, and as amended January 28, 1995, September 23, 1998, and November 27, 2000, and as otherwise amended. This Agreement may not be modified or any right of a party waived, except by means of an amendment which expressly references this Agreement and is duly executed by each of the parties.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives.


SI/BAKER, INC.                                      PARAGON TECHNOLOGIES, INC.


By: /s/ Michael L. Jordan                           By: /s/ William R. Johnson


Print Name: Michael L. Jordan                       William R. Johnson


Title:  President                                   Chief Executive Officer


Date: September 19, 2003                            Date: September 19, 2003

                                    EXHIBIT A
                                    ---------

                                   DEFINITIONS

1. "Improvements" to the Intellectual Property means any modifications, derivative works or translations to the Intellectual Property.

2. "Jointly Developed IP" shall mean any Technology that is jointly conceived, developed or invented by Licensor and Licensee prior to the Effective Date.

3. "Licensor's Products" shall mean automated picking machines designed for automated order picking of products, which are typically stackable, and include all of the following: (i) product channels (which may be single or multi-level) located on one or both sides of the belt and fixed to a frame, which frame resembles an "A" in the cross section, (ii) a conveyor running throughout the machine bringing the products to the "dumping station" at one end of the machine or depositing products directly into totes or buckets along the length of the machine, (iii) the ability to process several orders at a time and the utilization of a computer to assign a certain area on the conveyor so that the length with respect to each target depends on the size of the order, or tote, or bucket for every order so that the length of each target area depends on the size of the respective order, and (iv) one or more electrically-driven dispensers per "channel" and the ability to control speed electrically or utilize traveling dispensers that pick from several channels. Product options include (a) replenishment-assist trolleys and personnel crossovers, (b) dual, long, or specialty dispensers, (c) any combination and quantity of standard fixed frames, single-level traveling dispenser frames, or dual-level traveling dispenser frames with traditional dump station, (d) channel guides, restrictors, and plastic (magic), (e) product gathering belt, (f) control system hardware and software, and (g) tote shakers and automatic tote closers.

4. "Solely Developed IP" shall mean Improvements to the Technology made, conceived, reduced to practice or generated solely by Licensee.

5.      "Technology" means any and all of the following, in any format:
(i) equipment design and integration, design tools, documentation, technical information, specifications, annotations or comments; (ii) technological models, design documents, schematics, diagrams, logic diagrams and product specifications; (iii) know-how, show-how, techniques, technical information, works of authorship or other creative works, processes, devices, prototypes, test methodologies, hardware development tools, drawings, records, documentation, ideas, knowledge, data or the like; (iv) any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing, as such was or is contributed, provided or disclosed by Licensor to Licensee. The term Technology includes Intellectual Property embodied therein, but expressly does not include trademarks, trade names, or service marks.